UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under §240.14a-12

Crown Crafts, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a(6)(i)(1) and 0-11.

June 28, 2024

Dear Stockholders:

It is my pleasure to invite you to this year’s Annual Meeting of Stockholders, which will be held on Tuesday, August 13, 2024, at 10:00 a.m., local time, at our executive offices located at 916 South Burnside Avenue, Third Floor, Gonzales, Louisiana.

Details regarding the Annual Meeting and the business to be conducted are described in the Notice of Internet Availability of Proxy Materials you received in the mail and in the accompanying proxy statement. We have also made available a copy of our 2024 Annual Report to Stockholders with this proxy statement. We encourage you to read these materials, which include our audited financial statements and provide information about our business.

We have elected to provide access to our proxy materials over the Internet in accordance with the U.S. Securities and Exchange Commission’s “notice and access” rules. Accordingly, most stockholders will not receive paper copies of our proxy materials. The Notice of Internet Availability of Proxy Materials provides information on how stockholders may obtain paper copies of our proxy materials if they so choose.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting. You may vote over the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. If you attend the Annual Meeting, then you may vote your shares in person even though you have previously voted your proxy.

Thank you for your ongoing support of, and continued interest in, Crown Crafts.

Sincerely,

Zenon S. Nie

Chairman of the Board of Directors

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	August 13, 2024, 10:00 a.m., Central Daylight Time (the “Annual Meeting”)

Place:	Executive offices of Crown Crafts, Inc., located at 916 South Burnside Avenue. Third Floor, Gonzales, Louisiana

Matters to be Voted on:

•          To elect two Class II directors to the Company’s Board of Directors (the “Board”) to serve until the Company’s Annual Meeting of Stockholders to be held in 2027 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal from office (Proposal 1);

•          To approve, on an advisory basis, the compensation of the Company’s named executive officers (Proposal 2);

•          To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 30, 2025 (Proposal 3); and

•          To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Record Date:	The Board has fixed June 14, 2024 as the record date to determine the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only those stockholders of record of Crown Crafts Series A common stock as of the close of business on that date will be entitled to vote at the Annual Meeting or at any adjournment or postponement thereof.

Voting:	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying proxy statement and submit your proxy as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section of the accompanying proxy statement titled “Proxy Solicitation and Voting Information” or, if you requested to receive printed proxy materials, the included proxy card or voting instruction form. To obtain directions to attend the Annual Meeting and vote in person, please contact our Corporate Secretary at (225) 647-9100.

June 28, 2024

By Order of the Board of Directors,

Craig J. Demarest

Vice President, Chief Financial Officer and Corporate Secretary

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 13, 2024:

The proxy statement and our 2024 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, are available free of charge at https://materials.proxyvote.com/228309.

-i-

916 South Burnside Avenue

Gonzales, Louisiana 70737

PROXY STATEMENT

FOR

2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 13, 2024

PROXY SOLICITATION AND VOTING INFORMATION

Why am I receiving these proxy materials?

You received these proxy materials because you are a stockholder of Crown Crafts, Inc. (“Crown Crafts,” the “Company” or “we”). The Company’s Board of Directors (the “Board”) is soliciting your proxy to vote your shares of the Company’s Series A common stock, par value $0.01 (the “Common Stock”), at our 2024 Annual Meeting of Stockholders to be held at our executive offices, located at 916 South Burnside Avenue, Third Floor, Gonzales, Louisiana, on August 13, 2024, at 10:00 a.m., Central Daylight Time, and any adjournment or postponement thereof (the “Annual Meeting”).

Our stockholders are requested to vote at the Annual Meeting on the matters summarized in this proxy statement (this “Proxy Statement”). This Proxy Statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and is designed to assist you in voting your shares of Common Stock.

These proxy materials were first made available to our stockholders on or about June 28, 2024.

What is included in these materials?

The proxy materials for the Annual Meeting include:

•	The Notice of 2024 Annual Meeting of Stockholders;

•	This Proxy Statement; and

•	Our 2024 Annual Report to Stockholders (the “2024 Annual Report”), which includes our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 (the “fiscal year 2024”).

If you received a paper copy of these materials, then the proxy materials also include a proxy card or voting instruction form.

A proxy statement is a document that SEC rules require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote your shares, and that other person is called a proxy. If you designate someone as your proxy in a written document, then that document is also called a proxy or a proxy card. We have designated Zeon S. Nie and Craig J. Demarest as proxies for the Annual Meeting.

Why did I receive a one-page notice in the mail or email notification regarding the Internet availability of proxy materials instead of a full set of proxy materials?

The SEC permits us to furnish proxy materials by providing access to those documents on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. Stockholders will not receive printed copies of the proxy materials unless they request them. The Notice instructs you as to how to submit your proxy on the Internet. If you would like to receive a paper or email copy of the proxy materials, then you should follow the instructions in the Notice for requesting those materials.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	View the proxy materials for the Annual Meeting on the Internet;

•	Submit a proxy; and

•	Instruct us to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of the Annual Meetings on the environment. If you choose to receive future proxy materials by email, then you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

What is being voted on at the Annual Meeting?

Stockholders are being asked to vote on the following proposals, which are more fully described in this Proxy Statement:

•

To elect two Class II directors to the Board to serve until our Annual Meeting of Stockholders to be held in 2027 (the “2027 Annual Meeting”) until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal from office (“Proposal 1”);

•	To approve, on an advisory basis, the compensation of our named executive officers (“Proposal 2”); and

•	To ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending March 30, 2025 (“Proposal 3”).

In addition to the above matters, we will transact any other business that may properly come before the Annual Meeting. As of the date of this Proxy Statement, the Board knows of no other matters that will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting, then the persons named as proxies will vote in their discretion with respect to those matters.

Who may vote at the Annual Meeting?

You may vote if you are a stockholder of record of the Common Stock as of the close of business on June 14, 2024, the record date for the Annual Meeting (the “Record Date”). As of the Record Date, there were 10,310,719 shares of Common Stock outstanding and entitled to vote at the Annual Meeting, held by 154 holders of record.

If you are a beneficial owner of the Common Stock as of the close of business on the Record Date, then you will receive voting instructions from the brokerage firm, bank or other nominee that holds your shares as the holder of record. You must follow the voting instructions of the holder of record in order for your shares to be voted.

As of the Record Date, our directors and executive officers as a group beneficially owned, and were entitled to vote 1,023,267 shares of Common Stock, or approximately 9.9% of the outstanding shares of Common Stock on that date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding shares in their own name. There are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), then you are a “stockholder of record” who may vote at the Annual Meeting, and we are providing these proxy materials directly to you.

Beneficial Owner. If, on the Record Date, your shares were held in an account at a brokerage firm, bank or other nominee holder, then you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your brokerage firm, bank or other nominee holder who is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your brokerage firm, bank or other nominee holder how to vote your shares and to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. Obtaining a valid proxy may take several days.

How many votes am I entitled to cast?

Each holder of record of the Common Stock is entitled to one vote for each share of Common Stock held by such holder on the Record Date. Cumulative voting is not permitted, and stockholders are not entitled to appraisal or dissenters’ rights with respect to any matter to be voted on at the Annual Meeting.

Your shares can be voted at the Annual Meeting only if you are present or represented by a valid proxy.

How does the Board recommend I vote?

The Board has unanimously determined to recommend that stockholders vote:

•	“FOR” the election of the Class II director nominees;

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers; and

•	“FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending March 30, 2025.

How do I vote my shares?

If you are a stockholder of record, then you may vote using one of the following four methods:

•	Over the Internet, which you are encouraged to do if you have access to the Internet;

•	By telephone;

•	By completing, signing and returning the included proxy card, for those who received printed proxy materials in the mail; or

•	By attending the Annual Meeting and voting in person.

The Notice provides instructions on how to access your proxy, which contains instructions on how to vote via the Internet or by telephone. For stockholders who received a paper proxy card in the mail, instructions for voting via the Internet, by telephone or by mail are set forth on the proxy card.

If you hold your shares in street name, then your brokerage firm, bank or other nominee who holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. The stockholder of record will provide you with instructions on how to vote your shares. Internet and telephone voting will be offered to stockholders owning shares through most brokerage firms and banks. As discussed above, if you would like to vote in person at the Annual Meeting, then you must contact the brokerage firm, bank or other nominee who holds your shares to obtain a valid proxy from them and bring it with you to the Annual Meeting. You will not be able to vote at the Annual Meeting unless you have a valid proxy from your brokerage firm, bank or other nominee holder.

Can I change my vote or revoke my proxy after I vote?

If you are a stockholder of record and vote by proxy, then you may change your vote at any time before the polls close at the Annual Meeting by:

•	Voting again by telephone or over the Internet prior to 11:59 p.m., Eastern Daylight Time, on August 12, 2024;

•	Giving written notice to our Corporate Secretary at Crown Crafts, Inc., P.O. Box 1028, Gonzales, Louisiana 70707, Attn.: Corporate Secretary;

•	Delivering a later-dated proxy; or

•	Voting in person at the Annual Meeting.

You may also revoke your proxy before it is voted at the Annual Meeting by using one of the methods listed above.

If you hold your shares in street name, then you may change your vote or revoke your proxy by submitting new voting instructions to your brokerage firm, bank or other nominee holder. You must contact your brokerage firm, bank or other nominee holder to find out how to do so. However, since you are not the stockholder of record, you may not change your vote by voting those shares in person at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder authorizing you to vote at the Annual Meeting.

Will my shares be voted if I do not provide my proxy?

If you are a stockholder of record, then your shares will not be voted if you do not vote them at the Annual Meeting or provide a proxy.

What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee in order to ensure your shares are voted in the way you would like. If you do not provide voting instructions to your bank, broker or other nominee, then whether your shares can be voted by such person will depend on the type of item being considered for vote. Proposals 1 and 2 are “non-routine” matters under New York Stock Exchange (“NYSE”) rules and therefore they may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners (so called “broker non-votes”). Proposal 3 is a “routine” matter under NYSE rules and therefore a matter on which banks, brokers and other nominees that do not receive voting instructions from beneficial owners may generally vote on this proposal in their discretion.

How many votes must be present to hold the Annual Meeting?

In order for us to conduct the Annual Meeting, the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote must be present, in person or by proxy, at the Annual Meeting. This is referred to as a quorum. Your shares will be counted as present at the Annual Meeting if you do one of the following:

•	Vote via the Internet or by telephone;

•	Return a properly executed proxy by mail; or

•	Attend the Annual Meeting and vote in person.

Abstentions and broker non-votes will be counted towards the quorum requirement. If a quorum is not present at the Annual Meeting, then it is expected that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

What vote is required to elect directors and approve the other proposals to be presented at the Annual Meeting?

Proposal	Voting Options for Proposal	Vote Required to Elect Directors or Adopt Proposal	Effect of Withhold	Effect of Abstentions	Effect of Broker Non-Votes
Election of Class II Directors (Proposal 1)	For or Withhold*	A nominee will be elected by a plurality of votes cast at the Annual Meeting, meaning that the two Class II nominees receiving the most “FOR” votes will be elected as directors.	No effect.	Not applicable. Abstain is not a voting option.	No effect.

Proposal	Voting Options for Proposal	Vote Required to Elect Directors or Adopt Proposal	Effect of Withhold	Effect of Abstentions	Effect of Broker Non-Votes
Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers (Proposal 2)	For, Against or Abstain	The affirmative vote of a majority of the votes cast at the Annual Meeting.	Not applicable. Withhold is not a voting option.	No effect.	No effect.
Ratification of KPMG (Proposal 3)	For, Against or Abstain	The affirmative vote of a majority of the votes cast at the Annual Meeting.	Not applicable. Withhold is not a voting option.	No effect.	Brokers have discretion to vote.
*

You may vote for all the director nominees, withhold authority to vote your shares for all the director nominees or withhold authority to vote your shares with respect to any one or more of the director nominees.

What if my shares are registered in more than one person’s name?

If you own shares that are registered in the name of more than one person, then each person must sign the proxy. If an attorney, executor, administrator, trustee, guardian or any other person signs the proxy in a representative capacity, then the full title of the person signing the proxy should be given and a certificate should be furnished showing evidence of appointment.

What does it mean if I receive more than one Notice, proxy materials email or proxy card?

If you receive more than one Notice, proxy materials email or proxy card, then you have multiple accounts with brokers or Broadridge, the Company’s transfer agent, and will need to vote separately with respect to each Notice, proxy material email or proxy card you receive. Please vote all of these shares. It is recommended that you contact your broker or Broadridge, as applicable, to consolidate as many accounts as possible under the same name and address. Broadridge may be contacted by telephone at (877) 830-4936.

What is householding?

Beneficial owners who share a single address may receive only one copy of the Notice or the proxy materials, as the case may be, unless their broker, bank or other nominee has received contrary instructions from any beneficial owner at that address. This is known as householding. If any beneficial owner(s) sharing a single address wishes to discontinue householding and/or receive a separate copy of the Notice or the proxy materials, or wishes to enroll in householding, the beneficial owner(s) should contact its broker, bank or other nominee directly. Alternatively, if any such beneficial owner wishes to receive a separate copy of the proxy materials, we will deliver them promptly upon request made either by sending a written request to Crown Crafts, Inc., P.O. Box 1028, Gonzales, Louisiana 70707, Attn.: Corporate Secretary, or by calling (225) 647-9100.

Who pays for this proxy solicitation?

We bear the costs of soliciting proxies. Certain of our directors, officers and employees, who will receive no additional compensation for their services, may solicit proxies by mail, personal interview, telephone, email or facsimile transmission. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of the Common Stock.

How will votes be counted?

All votes will be tabulated by the inspector of elections for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Where do I find the voting results for the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. The final voting results will be tallied by the inspector of elections at the Annual Meeting and subsequently published in our Current Report on Form 8-K, which we are required to file with the SEC within four business days following the Annual Meeting.

Who can help answer my questions?

You can contact our Corporate Secretary, Craig J. Demarest, by telephone at (225) 647-9100 or by writing to Crown Crafts, Inc., P.O. Box 1028, Gonzales, Louisiana 70707, Attn.: Corporate Secretary, with any questions about the proposals described in this Proxy Statement or how to execute your vote.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board is committed to maintaining sound and effective corporate governance principles and believes that strong corporate governance is critical to achieving our performance goals and to maintaining the trust and confidence of stockholders, employees, suppliers, customers and regulatory agencies. On August 15, 2023, the Board adopted Principles of Corporate Governance as a framework for the governance of the Company. The Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”) reviews our Principles of Corporate Governance periodically and may recommend changes to the Board, as appropriate.

Board of Directors

The Board is responsible for establishing broad corporate policies of the Company, monitoring the Company’s overall performance and ensuring that the Company’s activities are conducted in a responsible and ethical manner. However, in accordance with well-established corporate legal principles, the Board is not involved in the Company’s day-to-day operating matters. Members of the Board are kept informed about the Company’s business by participating in Board and committee meetings, by reviewing analyses and reports provided to them by the Company and through discussions with the Chairman of the Board and officers of the Company.

The Company has a classified Board currently consisting of one Class I director (Olivia W. Elliott), two Class II directors (Zenon S. Nie, Chairman of the Board, and Michael Benstock), and two Class III directors (Donald Ratajczak and Patricia Stensrud). At each annual meeting of stockholders, directors are elected to the Board to serve until the third ensuing annual meeting of stockholders and until their successors are elected and qualified or until their earlier death, resignation or removal from office. Pursuant to the Company’s bylaws, the Board has fixed its membership at five directors.

The Class II directors currently serve until the Annual Meeting. The Class I director and the Class III directors currently serve until our Annual Meeting of Stockholders to be held in 2025 (the “2025 Annual Meeting”) and our Annual Meeting of Stockholders to be held in 2026 (the “2026 Annual Meeting”), respectively.

The Board, upon recommendation of the Nominating and Governance Committee, has nominated for election at the Annual Meeting, each of Messrs. Benstock and Nie to serve as Class II directors until the 2027 Annual Meeting and until his successor is elected and qualified or until his earlier death, resignation or removal from office.

The following table sets forth the names and certain other information about each of our directors and director nominees as of June 14, 2024:

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Director Nominees
Michael Benstock	II	68	Director	May 2023	2024 Annual Meeting	2027 Annual Meeting
Zenon S. Nie	II	73	Chairman of the Board	2001	2024 Annual Meeting	2027 Annual Meeting
Continuing Directors
Olivia W. Elliott	I	55	Chief Executive Officer and Director	May 2022	2025 Annual Meeting	-
Donald Ratajczak	III	81	Director	2001	2026 Annual Meeting	-
Patricia Stensrud	III	76	Director	2011	2026 Annual Meeting	-

Director Nominees

Michael Benstock has served as President and Chief Executive Officer of Superior Group of Companies, Inc. (“Superior”), a Nasdaq-listed company, since October 24, 2003. Prior to that, Mr. Benstock served as Co-President of Superior from May 1, 1992, until October 24, 2003, and Executive Vice President of Superior prior to that. Mr. Benstock has served as Chairman of the Board of Superior since February 2023 and as a director of Superior since 1985. He also served as a director of USAmeriBank from 2007 to December 31, 2017, and chair of its audit committee from 2014 to December 31, 2017, at which time USAmeriBank was acquired by Valley National Bank.

Zenon S. Nie has served as Chairman of the Board of the Company since May 1, 2022. Mr. Nie served as Lead Director from August 2009 until he commenced serving as Chairman of the Board. He has served since 2001 as Chairman of the Board, President and Chief Executive Officer of the CEO Advisory Board LLC, a management consulting firm he founded in 2000, and since 2001 has also been an operating partner in Tri-Artisan Partners, which merged with Morgan Joseph to form Morgan Joseph TriArtisan LLC in January 2011.  From 1993 to 2000, he was Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer of Simmons Company, a billion-dollar international manufacturer and distributor of mattresses.  From 1991 to 1993, he was President of the Consumer Home Fashion division of the Bibb Company, which included the Juvenile Products textile division. Prior to that, he was President of Serta Incorporated and held other senior executive positions at both Serta and Sealy Incorporated over the previous 13 years. Mr. Nie has earned the CERT Certificate in Cybersecurity Oversight for directors from the Software Engineering Institute at Carnegie Mellon University and is an NACD Board Leadership Fellow.

Continuing Directors

Olivia W. Elliott has served as the Company’s President and Chief Executive Officer since March 1, 2022, after serving as the Company’s President and Chief Operating Officer since January 2021, and the Company’s Vice President and Chief Financial Officer since September 2008. She continued to serve as the Company’s Chief Financial Officer until February 2021. She joined the Company in November 2001 as Secretary and Treasurer. She began her career in public accounting in 1991 with Deloitte & Touche LLP, where she worked for more than three years, after which she worked for seven years in finance and treasury functions with two public companies. She is a Certified Public Accountant.

Dr. Donald Ratajczak retired as a consulting economist, having served in such role from 1983 until 2018 for various financial institutions/investment banks, most recently Raymond James. He served from 2000 to 2003 as the Chairman and Chief Executive Officer of Brainworks Ventures, Inc., an enterprise development company he founded in 2000. He is also Regent’s Professor Emeritus at the Robinson College of Business at Georgia State University.  From 1997 to 2000, he was Regent’s Professor of Economics at Georgia State University, and from 1973 to 1997, he was a Professor or Associate Professor in that department.  He is also the founder, and from 1973 to 2000 was the Director of the Economic Forecasting Center at Georgia State University.  He was a director of AssuranceAmerica from 2003 until 2015, Citizens Bancshares from 2003 until 2014, and Ruby Tuesday from 1981 until 2012.

Patricia Stensrud has served since 2016 as a Managing Director with Avalon Securities LLC, a New York-based boutique investment bank where she provides financial and strategic business advisory services to lower- and middle-market companies with clients encompassing a mix of private and public companies as well as private equity funds in domestic and international markets. She is also the Founder and Managing Partner of Hudson River Partners, LLC, an advisory and real estate investment firm. Her C-suite operating background covers a range of industry sectors. From May 2011 through November 2015, Ms. Stensrud served as President of A&H Worldwide, a leading packaging company with global operations in the United States, China and the United Kingdom.  Between December 2005 and December of 2010, through Hudson River Partners, her focus was on M&A activity within the fashion and accessories industry. From January 2005 until November 2005, she worked with Tommy Hilfiger USA where she served as President of the Women’s Sportswear Division prior to relocation of the company’s headquarters to Amsterdam. Prior to that she was Chief Executive Officer of Victoria + Co, a division of Jones Apparel Group in addition to having held leadership positions with Avon Products and IBM.  Ms. Stensrud served as a member of the board of directors of Christopher & Banks Corporation from 2011 through June of 2016, and is Board Chair Emeritus for the Girl Scouts Council of Greater New York. She is a recognized National Association of Corporate Directors (“NACD”) Board Leadership Fellow.

Director Qualifications

The directors believe that their combined business and professional experience and expertise make them a valuable resource to management and qualify them for service on the Board. Many of the Company’s current directors, including Mr. Nie and Dr. Ratajczak, have served on the Board since the reorganization of Crown Crafts in 2001. Ms. Elliott has been with the Company for over 20 years and was appointed to the Board in May 2022. During their tenures, these directors have gained considerable institutional knowledge about the Company, its operations and its industry, which has made them effective directors. Continuity of service and this development of institutional knowledge help make the Board more efficient and effective at developing long-range plans than it would be if there were frequent turnover in Board membership.

As noted above, Ms. Elliott has been with the Company since November 2001, serving in both financial and operational leadership positions. Her perspective with respect to the Company’s progress and past challenges is essential when the Board is evaluating issues and risks facing the Company. Her knowledge and understanding of the industry and its key players, including suppliers and customers, make Ms. Elliott a valuable resource for the Board.

Mr. Nie is a key voice on the Board with respect to strategy and growth. During his varied career, he has gained valuable perspective on management matters, having served in top executive positions with other manufacturing companies.

Dr. Ratajczak is a leading economist who is regularly called on to provide advice and guidance with respect to financial and economic matters. His considerable expertise and experience in these areas combine with his understanding of the Company’s operations to make him a significant contributor to the Board.

Ms. Stensrud brings to the Company extensive experience in the consumer goods and apparel industries. Her experience provides the Company with added insight into the views of retailers and suppliers alike and enables Ms. Stensrud to offer a unique and valuable perspective to the Board.

Mr. Benstock brings to the Company a valuable understanding of its opportunities and the challenges it faces. During a long and successful career, he has held the top executive officer position with a Nasdaq-listed consumer products company and has served on the boards of other successful companies, including a company in the financial services industry.

Director Independence

Pursuant to our Principles of Corporate Governance and the listing standards of The Nasdaq Stock Market (“Nasdaq”), a majority of the members of the Board must be independent of the Company. For a director to be considered independent, the Board must determine that the director meets the independence criteria of the SEC and Nasdaq, as well as any other independence standards applicable to independent Board members as may be in effect from time to time under applicable laws, rules and regulations. For a director to be considered independent, the Board must determine that the director does not have a relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making this determination, the Board will consider all relevant facts and circumstances, including any transactions or relationships between the director and the Company or its subsidiaries.

The Board has determined that each of the non-employee directors of the Board who has served as a director at any time since the beginning of fiscal year 2024 (Messrs. Benstock, Kirschner and Nie, Dr. Ratajczak and Ms. Stensrud) is “independent,” as defined for purposes of the rules of the SEC, the listing standards of Nasdaq.

The Board has further determined that each of the members of the Board’s Audit Committee (the “Audit Committee”), Compensation Committee (the “Compensation Committee”), and Nominating and Governance Committee who has served as such at any time since the beginning of fiscal year 2024 satisfies the relevant SEC and Nasdaq independence requirements and other requirements for members of such committees.

Board Leadership Structure

The Board is currently led by Mr. Nie, as Chairman of the Board, who is an independent director. Upon the resignation of E. Randall Chestnut as the Chairman of the Board in connection with his retirement from the Company in May 2022, the Board determined to separate the positions of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for our strategic direction, day-to-day leadership and performance while the Chairman of the Board, in consultation with the Chief Executive Officer, sets the agenda for and presides over meetings of the Board, oversees the flow of information to the Board and acts as a liaison between the non-employee directors and management.

In addition, we believe that the separation of the positions of Chief Executive Officer and Chairman of the Board has facilitated the transition of the Chief Executive Officer, who was appointed effective March 1, 2022, and has provided for more effective monitoring and objective evaluation of the Chief Executive Officer’s performance. The separation of these leadership roles has allowed the Chairman of the Board to strengthen the Board’s independent oversight of our performance and governance standards.  With the separation of the positions of Chief Executive Officer and Chairman of the Board, the Board eliminated the role of Lead Independent Director, which was previously held by Mr. Nie prior to his appointment as Chairman of the Board, effective May 1, 2022.

Another important component of the Board’s leadership structure is the role of its committees. The Board has delegated certain oversight functions to its four standing committees — the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Capital Committee. These committees regularly report back to the Board with specific findings and recommendations in their areas of oversight and also consult and work with the Chief Executive Officer. Further information about these four committees is provided below in “ – Board Committees.”

Pursuant to our Principles of Corporate Governance, if the positions of Chairman of the Board and Chief Executive Officer are held by the same person, or if the Chairman of the Board is otherwise employed by the Company, then the Board shall select an independent director to serve as Lead Independent Director. The Lead Independent Director would preside over executive session of the independent directors, consult as appropriate with the Chairman of the Board or the Chief Executive Officer, oversee the flow of information to the Board and acts as liaison between the non-employee directors and management. The Lead Independent Director would also serve as a focal point for the independent directors, thereby enhancing and clarifying the Board’s independence from management. The Lead Independent Director would also have such other responsibilities as may be delegated to the Lead Independent Director by the Board from time to time.

As stated in our Principles of Corporate Governance, the Board believes that it is in the best interests of the Company for the Board to periodically evaluate and make a determination regarding whether or not to separate the roles of Chairman of the Board and Chief Executive Officer based upon the circumstances. We believe that the Board’s leadership structure, policies, and practices, when combined with our other governance policies and procedures, function well in:

•	Strengthening Board leadership;

•	Fostering cohesive decision making at the Board level;

•	Solidifying director collegiality;

•	Improving problem solving; and

•	Enhancing strategy formulation and implementation.

Board Committees

During fiscal year 2024, the Board had the following standing committees: Audit Committee, Compensation Committee, Nominating and Governance Committee, and Capital Committee. The responsibilities assigned by the Board to each of these committees are briefly described below.

Audit Committee. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is currently comprised of three directors, none of whom is a current or former employee of the Company or any of its subsidiaries and all of whom are, in the opinion of the Board, free from any relationship that would interfere with the exercise of their independent judgment in the discharge of the Audit Committee’s duties. See “Report of the Audit Committee.” The Audit Committee has adopted a formal, written charter, which has been approved by the full Board and which specifies the scope of the Audit Committee’s responsibilities and how it should carry them out. The complete text of the Audit Committee charter is available on the Company’s website at www.crowncrafts.com.

The Audit Committee represents the Board in discharging its responsibility relating to the accounting, reporting and financial practices of the Company and its subsidiaries. Its primary functions include monitoring the integrity of the Company’s financial statements and system of internal controls and the Company’s compliance with regulatory and legal requirements; monitoring the independence, qualifications and performance of the Company’s independent auditor; and providing a line of communication among the independent auditor, management and the Board.

Compensation Committee. The Compensation Committee is currently comprised of three directors, none of whom is a current or former employee of the Company or any of its subsidiaries and all of whom are, in the opinion of the Board, free from any relationship that would interfere with the exercise of their independent judgment in the discharge of the Compensation Committee’s duties. The Compensation Committee has adopted a formal, written charter, which has been approved by the full Board and which specifies the scope of the Compensation Committee’s responsibilities and how it should carry them out. The complete text of the Compensation Committee charter is available on the Company’s website at www.crowncrafts.com.

The duties of the Compensation Committee are generally to establish the compensation for the Company’s executive officers and to act on such other matters relating to compensation as it deems appropriate, including an annual evaluation of the Company’s Chief Executive Officer and the design and oversight of all compensation and benefit programs in which the Company’s employees and officers are eligible to participate.

Nominating and Governance Committee. The Nominating and Governance Committee is currently comprised of three directors, none of whom is a current or former employee of the Company or any of its subsidiaries and all of whom are, in the opinion of the Board, free from any relationship that would interfere with the exercise of their independent judgment in the discharge of the Nominating and Governance Committee’s duties. The Nominating and Governance Committee has adopted a formal, written charter, which has been approved by the full Board and which specifies the scope of the Nominating and Governance Committee’s responsibilities and how it should carry them out. The complete text of the Nominating and Governance Committee charter is available on the Company’s website at www.crowncrafts.com.

The Nominating and Governance Committee has the general responsibility for overseeing the Company’s corporate governance practices and for identifying, reviewing and recommending to the Board individuals to be nominated for election to the Board. The Nominating and Governance Committee will also consider any director candidate proposed in good faith by a stockholder of the Company. To do so, a stockholder should send the director candidate’s name, credentials, contact information and his or her consent to be considered as a candidate to our Corporate Secretary. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (i.e., how many shares of Common Stock the proposing stockholder owns and how long such shares have been held), as well as any other information required by the Company’s bylaws.

Capital Committee. The Capital Committee is currently comprised of three directors, none of whom is a current or former employee of the Company or any of its subsidiaries, and such directors, in the opinion of the Board, are free from any relationship that would interfere with the exercise of their independent judgment in the discharge of the Capital Committee’s duties. The Capital Committee has adopted a formal, written charter, which has been approved by the full Board and which specifies the scope of the Capital Committee’s responsibilities and how it should carry them out. The complete text of the Capital Committee charter is available on the Company’s website at www.crowncrafts.com.

The Capital Committee is responsible for overseeing and making recommendations with respect to certain capital market transactions, including stock repurchases and dividend payments.

Attendance at Board and Committee Meetings and the Annual Meeting of Stockholders

The following table provides a summary of the membership of the Board and its committees since the beginning of fiscal year 2024 (unless otherwise noted), together with information regarding the number of committee meetings held during fiscal year 2024.

Director Name	Independent Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Capital Committee
Michael Benstock(1)	Yes	✔	✔	✔
Zenon S. Nie	Yes		✔*	✔*	✔
Donald Ratajczak	Yes	✔*		✔	✔
Patricia Stensrud	Yes	✔	✔		✔*
Olivia W. Elliott	No
Number of Meetings		4(2)	5	6	4

* Chair

(1)	Mr. Benstock was appointed to the Board, and the Audit and Nominating and Governance Committees, effective May 1, 2023.

(2)	Executive sessions were held with the Company’s independent auditor at each of these meetings.

The Board met 10 times during fiscal year 2024. Each director attended all of the meetings of the Board and committees of which he or she was a member during fiscal year 2024.

All Board members attended our Annual Meeting of Stockholders held in 2023 (the “2023 Annual Meeting”), and all members of the Board have been requested to attend the Annual Meeting. Although the Company has no formal policy with respect to Board members’ attendance at our annual meeting of stockholders, it is customary for all Board members to attend.

Compensation Committee Interlocks and Insider Participation

During the fiscal year 2024, Messrs. Nie and Benstock and Ms. Stensrud served as members of the Compensation Committee. None of them is, or has been, an officer or employee of the Company.

Director Nomination Process

Pursuant to our Principles of Corporate Governance, the Nominating and Governance Committee is responsible for reviewing and recommending to the Board qualified individuals to be director nominees. The Nominating and Governance Committee reviews the composition and size of the Board to ensure that it has the proper expertise and independence; determines the criteria for the selection of Board members and Board committee members; establishes criteria for qualifications as independent directors, consistent with applicable laws and listing standards; maintains a file of suitable candidates for consideration as nominees to the Board; reviews Board candidates recommended by stockholders in compliance with all director nomination procedures for stockholders; and recommends to the Board the slate of nominees of directors to be elected by the stockholders and any directors to be elected by the Board to fill vacancies.

The Nominating and Governance Committee has not established specific minimum age, education, experience or skill requirements for directors, but, in general, directors will have ample experience and a proven record of success and leadership. Pursuant to our Principles of Corporate Governance, director candidates are evaluated based on such factors as the Nominating and Governance Committee determines including their financial literacy, business acumen and experience, independence, and willingness, ability and availability for service. This may include consideration of factors such as the following:

•

Whether the potential nominee has leadership, strategic or policy-setting experience in a complex organization, including not only a corporate organization but also any governmental, educational or other non-profit organization;

•

Whether the potential nominee has experience and expertise that is relevant to the Company’s business, including any specialized business experience, technical expertise or industry expertise, and whether the potential nominee has knowledge regarding issues affecting the Company;

•	Whether the potential nominee is highly accomplished in his or her respective field;

•	Whether the potential nominee has high ethical character and a reputation for honesty, integrity and sound business judgment;

•

Whether the potential nominee is free of any conflict of interest or the appearance of any conflict of interest and whether he or she is willing and able to represent the interests of all stockholders;

•	Any factor affecting the ability or willingness of the potential nominee to devote sufficient time to the Board’s activities and to enhance his or her understanding of the Company’s business; and

•	How the potential nominee would contribute to diversity, with a view toward the needs of the Board as a whole.

Our Principles of Corporate Governance also provide that a director must have high personal and professional ethics, integrity and values, including respectfulness, honesty and a commitment to teamwork and high standards.

In addition, with respect to an incumbent director whom the Nominating and Governance Committee is considering as a potential nominee for re-election, the Nominating and Governance Committee will review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation and overall contribution to the Company.

Any stockholder who wishes to have the Nominating and Governance Committee consider any potential nominee for election as a director is required to give advance written notice in accordance with, and provide the information required by, Section 2.13 of the Company’s bylaws. See “Additional Information – Stockholder Proposals and Director Nominations for the 2025 Annual Meeting.”

There are no differences in the manner in which the Nominating and Governance Committee evaluates director candidates it identifies and candidates who are recommended for nomination for membership on the Board by a stockholder.

Board Diversity

The Nominating and Governance Committee has not adopted a formal policy regarding the consideration of diversity in identifying director nominees, although the committee and the Board are committed to a diversified membership. Pursuant to our Principles of Corporate Governance, in determining whether to recommend a director nominee, the members of the Governance and Nominating Committee consider and discuss diversity, among other factors, with a view toward the role and needs of the Board as a whole. When identifying and recommending director nominees, the members of the Nominating and Governance Committee generally view diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint and perspective, professional experience, education, skill and other qualities or attributes that together contribute to the functioning of the Board.

The following table provides information about the diversity of the Board in a standardized matrix as required by Nasdaq Rule 5606:

Board Diversity Matrix As of June 14, 2024
Total Number of Directors – 5
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	2		1
Part II: Demographic Background
African American or Black
Alaskan Native or American Indian
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	2
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background	1

Communication with the Board and its Committees

Any stockholder may communicate with the Board by directing correspondence to the Board, any of its committees or one or more of its individual members, in care of our Corporate Secretary, at Crown Crafts, Inc., P.O. Box 1028, Gonzales, Louisiana 70707.

Code of Business Conduct and Ethics; Code of Conduct for Directors

The Company has adopted a Code of Business Conduct and Ethics that is applicable to all directors and employees, including our Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct and Ethics covers topics such as conflicts of interest, insider trading, competition and fair dealing, discrimination and harassment, health and safety, confidentiality, payments to governmental personnel and compliance procedures. The Code of Business Conduct and Ethics is posted on the Company’s website at www.crowncrafts.com. In addition, the Company has also adopted a Code of Conduct for Directors, which is also posted on the Company’s website at www.crowncrafts.com

Service on Other Boards and Changes in Principal Occupation

As stated in our Principles of Corporate Governance, directors are encouraged to limit the number of other boards on which they serve so as not to interfere with their service as a director of the Company. Directors who are serving as chief executives of public companies may not serve on the boards of more than two other companies in addition to the Board. Service on the boards of subsidiary companies with no publicly traded stock, non-profit organizations and non-public, for-profit organizations is not included in this calculation. Moreover, if a director sits on several mutual fund boards within the same fund family, such boards will count as one board for purposes of this calculation. In addition, members of the Audit Committee may not serve on the audit committees of more than two other public companies.

Pursuant to our Principles of Corporate Governance, when a director’s principal occupation or business association changes substantially during the director’s tenure on the Board, the director must promptly notify the Board and the director shall tender his or her resignation from the Board to the Nominating and Governance Committee Chair. The Corporate Governance and Nominating Committee, in consultation with its Chair, will recommend to the Board what action, if any, should be taken with respect to such resignation.

Board Role in Risk Oversight

As noted above, the Company’s business and affairs are managed under the direction of its Board. This includes the Board’s overseeing the type and amount of risk undertaken by the Company. In discharging its oversight responsibilities, the Board relies on a combination of the business experience of its members and the expertise and business experience of the Company’s officers and employees, as well as, from time to time, advice of various consultants and experts. An appropriate balancing of risks and potential rewards with the long-term goals of the Company is, and historically has been, implicit in the decisions and policies of the Board. Because risk oversight is so thoroughly made a part of all Board deliberations and discussions, no special provision has been made for that oversight in the Board’s leadership structure, except in connection with: (i) the role of the Audit Committee, which has responsibility for overseeing the Company’s risk management programs and policies; and (ii) the role of the Compensation Committee, which has responsibility for assessing the risks associated with the Company’s compensation programs.

The Audit Committee focuses on financial reporting risk, oversees the entire audit function and evaluates the effectiveness of internal and external audit efforts. It receives reports from management regularly regarding the Company’s assessment of risks and the adequacy and effectiveness of internal control systems. The Audit Committee reports regularly to the full Board and is required by its charter to discuss at least annually with management and the Company’s independent auditor the adequacy of the Company’s risk management programs and policies, including any recommendations the committee may have for improvements in those areas.

Prohibition on Hedging, Short Sales and Pledging

The Board has adopted an Insider Trading Policy which is applicable to Board members and the officers and other employees of the Company and its subsidiaries. Among other things, our Insider Trading Policy provides that the following transaction are prohibited: (i) short-term trading in our securities; (ii) short-selling our securities; (iii) transactions in put options, call options or other derivative securities; (iii) hedging or monetization transactions with respect to our securities; and (iv) holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

Our Insider Trading Policy also provides guidelines on the adoption of Rule 10b5-1 trading plans by Board members and the officers and other employees of the Company and its subsidiaries that are consistent with recently-approved SEC requirements.

For more information regarding our Insider Trading Policy, see “Executive Compensation – Compensation Discussion and Analysis – Insider Trading Policy.”

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board is currently composed of five members. The Company has a classified Board currently consisting of one Class I director (Olivia W. Elliott), two Class II directors (Zenon S. Nie and Michael Benstock) and two Class III directors (Donald Ratajczak and Patricia Stensrud). At each annual meeting of stockholders, directors are elected to the Board to serve until the third ensuing annual meeting of stockholders and until their successors are elected and qualified or until their earlier death, resignation or removal from office.

Nominees

The Board, upon recommendation of the Nominating and Governance Committee, has nominated for election at the Annual Meeting, Messrs. Benstock and Nie to serve as Class II directors until the 2027 Annual Meeting and until his successor is elected and qualified or until his earlier death, resignation or removal from office. Both Messrs. Benstock and Nie are currently directors of the Company. For information concerning each of the nominees, see “Board of Directors and Corporate Governance – Director Nominees” and “Board of Directors and Corporate Governance – Director Qualifications.”

If you properly grant your proxy and submit it to the Company in time to vote, the proxy holder will vote your shares “for” the election of each of Messrs. Benstock and Nie, unless you have specifically indicated by proper proxy that your shares should be withheld from voting for either or both of them. Proxies cannot be voted at the Annual Meeting for a greater number of persons than the number of nominees named.

Recommendation of the Board of Directors

The Board unanimously recommends a vote “FOR” the Class II director nominees named above. Proxies will be voted “FOR” the election of these director nominees unless otherwise specified.

DIRECTOR COMPENSATION

Director Compensation Program

The Compensation Committee periodically reviews the compensation of directors and committee members and chairpersons. Director compensation is set by the Board based upon the recommendation of the Compensation Committee. Compensation consists of a combination of cash and equity. A substantial portion of director compensation is equity-based to assist in aligning directors’ interests with the long-term interests of stockholders of the Company.

The equity component of our director compensation consists of an annual grant of restricted stock made pursuant to the Crown Crafts, Inc. 2021 Incentive Plan (the “2021 Plan”), with a value as recommended by the Compensation Committee and approved by the Board. This grant of restricted stock vests upon the earlier of: (i) the one-year anniversary of the grant date; and (ii) the date immediately preceding the date of the annual meeting of stockholders which is held in the year after the grant year.

The table below sets forth the compensation program approved by the Board for our non-employee directors for fiscal year 2024, which is unchanged from fiscal year 2023.

Annual Cash Retainer/Fee (paid monthly)		Position
$50,000	Annual Retainer	Board Members
$50,000	Supplemental Annual Retainer	Non-Executive Chairman of the Board
$12,000	Annual Chair Fee	Audit Committee Chair
$10,000	Annual Chair Fee	Compensation Committee Chair
$ 4,500	Annual Chair Fee	Nominating and Governance Committee Chair
$ 4,500	Annual Chair Fee	Capital Committee Chair
$ 1,000	Meeting Fee Per Committee Meeting Attended*	Each Committee Member
Annual Equity Retainer

●    Annual grant of restricted stock made pursuant to the 2021 Plan, with a value as recommended by the Compensation Committee and approved by the Board. The restricted stock vests upon the earlier of: (i) the one-year anniversary of the grant date; and (ii) the date immediately preceding the date of the annual meeting of stockholders which is held in the year after the grant year.

●    For fiscal year 2024, in August 2023 each non-employee director received a grant of 15,103 shares of restricted Common Stock with a grant date value equal to $73,203. The number of shares issued was determined by dividing $75,000 by the average closing price of the Common Stock as reported on Nasdaq for the twenty trading days prior to the date of the 2023 Annual Meeting. The shares of restricted stock vest upon the earlier of: (i) August 15, 2024; and (ii) the date immediately preceding the date of the Annual Meeting.

*No meeting fees are paid for Board meeting attendance.

Directors who are employees of the Company or its subsidiaries do not receive any compensation for their service as directors.

Director Compensation Table

The table below sets forth information regarding compensation earned by or paid to our non-employee directors for fiscal year 2024.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation	Total
Michael Benstock	$57,833	$73,203	-	$131,036
Zenon S. Nie	$129,500	$73,203	-	$202,703
Donald Ratajczak	$76,000	$73,203	-	$149,203
Patricia Stensrud	$70,500	$73,203	-	$143,703

(1)	Includes fees earned in fiscal year 2024 but paid in fiscal year 2024 and the fiscal year ending March 30, 2025 (“fiscal year 2025”).

(2)

Stock awards consist of awards of restricted stock granted pursuant to the 2021 Plan on August 15, 2023. The dollar amounts reported in the table above reflect the aggregate grant date fair value of these shares computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718 using the closing price of Common Stock of $4.8469 per share as reported on Nasdaq on the date of grant. Assumptions used in the calculation of these amounts are included in Note 9 to the Company’s audited consolidated financial statements for fiscal year 2024, included in the Company’s Annual Report on Form 10-K filed with the SEC on June 28, 2024. These amounts may not correspond to the actual value that will be recognized by the directors. The shares vest upon the earlier of: (i) August 15, 2024; and (ii) the date immediately preceding the date of the Annual Meeting

Stock Ownership Guidelines

The Board believes the Company’s directors should have a meaningful stake in the ownership of the Company in order to align their interests with those of stockholders. To further that objective, the Board has adopted minimum stock ownership guidelines for directors whereby directors are expected to hold, by the end of the fifth anniversary of being elected to the Board, shares of Common Stock having a value equal to not less than three times their annual cash retainer. As of the end of fiscal year 2024, all our directors have met or exceeded, or are in line to meet or exceed, their required ownership levels before their fifth anniversary of being elected to the Board.

EXECUTIVE COMPENSATION

Executive Officers

Executive officers of the Company are elected or appointed by the Board and hold office until their successors are elected or until their earlier death, resignation or removal, subject to the terms of applicable employment agreements. See “ – Compensation Discussion and Analysis – Employment, Severance and Compensation Arrangements.” The executive officers of the Company since the beginning of fiscal year 2024 are as follows:

Name, Age and Term as Executive Officer	Position	Biographical Information
Olivia W. Elliott, 55 Executive Officer since 2008	President and Chief Executive Officer

Ms. Elliott has served as the Company’s President and Chief Executive Officer since March 1, 2022, after serving as the Company’s President and Chief Operating Officer since January 2021, and the Company’s Vice President and Chief Financial Officer since September 2008. She continued to serve as the Company’s Chief Financial Officer until February 2021. She joined the Company in November 2001 as Secretary and Treasurer. She began her career in public accounting in 1991 with Deloitte & Touche LLP, where she worked for more than three years, after which she worked for seven years in finance and treasury functions with two public companies. She is a Certified Public Accountant. She has served as a director since May 1, 2022.

Craig Demarest, 58 Executive Officer since 2021	Vice President and Chief Financial Officer

Mr. Demarest joined the Company in February 2021 as its Chief Financial Officer. He previously served as the Chief Financial Officer of Carbo Ceramics Inc., a global technology company that provides products and services to the oil and gas, industrial and environmental markets, from September 2020 to February 2021. Prior to that, he served almost 15 years in various positions at Tidewater Inc., a NYSE-listed company providing offshore marine support and transportation services to the global offshore energy industry. At Tidewater, he advanced to Vice President, Controller and Principal Accounting Officer, a position that he held from June 2008 to December 2018. He also spent almost 17 years with KPMG, serving as an Audit Partner of the firm from 1999 to 2004.

Donna E. Sheridan, 60 Executive Officer since 2019	President and Chief Executive Officer, NoJo Baby & Kids, Inc. (“NoJo”)

Ms. Sheridan joined NoJo in January 2019. She was previously Senior Vice President at Lambs & Ivy for eight years. Prior to that, she served as General Manager for Disney Consumer Products over Soft Lines for North America and had previously held numerous other roles with the Walt Disney Company over a fourteen-year period, including brand management, merchandising and director roles.

Compensation Discussion and Analysis

The Compensation Committee has overall responsibility for establishing, implementing and monitoring the Company’s compensation structure, policies and programs. The Compensation Committee oversees the design and implementation of strategic compensation programs for the Company’s executive officers and is responsible for assessing and approving the total compensation paid to the Company’s Chief Executive Officer and the Chief Executive Officer’s compensation recommendations for other executive officers and for determining whether the compensation paid under the Company’s programs is fair, reasonable and competitive. The Compensation Committee Chair regularly reports to the Board on Compensation Committee actions and recommendations. The Compensation Committee has authority to directly retain (at the Company’s expense) outside counsel, compensation consultants and other advisors to assist as needed.

The individuals who served as the Company’s Chief Executive and Chief Financial Officers during fiscal year 2024, as well as the other individuals included in the “- Summary Compensation Table” below, are referred to individually, as a “named executive officer,” and collectively, as the “named executive officers.” With respect to the named executive officers, this Compensation Discussion and Analysis identifies the Company’s current compensation philosophy and objectives and describes the various methodologies, policies and practices for establishing and administering the compensation programs of the named executive officers.

Compensation Philosophy and Objectives

The Compensation Committee believes that the most effective executive compensation programs are those that align the interests of the Company’s executive officers with those of its stockholders. The Compensation Committee further believes that a properly structured compensation program will attract and retain talented individuals and motivate them to drive stockholder value and achieve specific short- and long-term strategic objectives and that a significant percentage of executive pay should be based on the principle of pay-for-performance. However, the Compensation Committee also recognizes that the Company must maintain its ability to attract highly talented executives.

The Company’s executive compensation program is designed to provide:

•	Levels of base compensation that are competitive with comparable companies;

•	Annual incentive compensation that varies in a manner consistent with the achievement of individual performance objectives and financial results of the Company;

•	Long-term incentive compensation that focuses executive efforts on building stockholder value through meeting longer-term financial and strategic goals; and

•	Executive benefits that are meaningful and competitive with comparable companies.

In designing and administering the Company’s executive compensation program, the Compensation Committee attempts to strike an appropriate balance among these various elements. The Compensation Committee considers the pay practices of comparable companies to determine the appropriate pay mix and compensation levels. With respect to performance-based pay, the Compensation Committee believes that executive compensation should be closely tied to the financial and operational performance of the Company, as well as to the individual performance and responsibility level of the named executive officers. The Compensation Committee also believes that the Company’s executive compensation program should include a significant equity-based component because it best aligns the executives’ interests with those of the Company’s stockholders. For purposes of retention, the Compensation Committee believes that the equity-based component should have meaningful conditions to encourage valued employees to remain in the employ of the Company. Finally, the Compensation Committee also considers other forms of executive pay as a means to attract, retain and motivate highly qualified executives.

Methodology for Establishing Compensation

Roles of the Compensation Committee and the Chief Executive Officer. The Compensation Committee is comprised of three independent directors, all of whom satisfy Nasdaq listing requirements and relevant SEC regulations. There are no interlocking relationships between any member of the Compensation Committee and any of our executive officers. None of the Compensation Committee members is an officer, employee or former officer or employee of the Company.

The Compensation Committee is responsible for all compensation decisions for the Chief Executive Officer and other named executive officers. The Chief Executive Officer annually reviews the performance of the other named executive officers, including consideration of market pay practices of comparable companies in conjunction with both Company and individual performance. The conclusions and recommendations of the Chief Executive Officer are presented to the Compensation Committee for approval. The Compensation Committee has absolute discretion as to whether it approves the recommendations of the Chief Executive Officer or makes adjustments, as it deems appropriate.

Role of the Compensation Consultant. As discussed above, the Compensation Committee has the authority to directly retain (at the Company’s expense) the services of independent consultants and other experts to assist in fulfilling its responsibilities. In March 2024, the Compensation Committee retained Frederick W. Cook & Co. (“FW Cook”) as its independent compensation consultant to review and assess the target pay opportunities of our named executive officers from a competitive standpoint.

During the course of its engagement, FW Cook met informally with the Compensation Committee Chair and attended meetings of the Compensation Committee, including executive sessions from time to time without any members of management present.

FW Cook has not provided any services to the Company other than services for the Compensation Committee. The Compensation Committee authorized FW Cook to interact with management on behalf of the Compensation Committee as needed in connection with advising the Compensation Committee. Prior to retaining FW Cook, the Compensation Committee: (i) reviewed independence of FW Cook as contemplated by the Compensation Committee’s charter and applicable rules of Nasdaq and the SEC; and (ii) affirmatively determined that FW Cook qualifies as independent under the applicable rules and that FW Cook’s work for the Compensation Committee did not raise any conflicts of interest.

Although the Compensation Committee considers the advice and recommendations of FW Cook or any other independent compensation consultant that the Compensation Committee may engage as to our executive compensation, the Compensation Committee ultimately makes its own decisions about these matters.

Executive Compensation Review by the Independent Compensation Consultant

FW Cook reviewed and assessed the target pay opportunities of our named executive officers from a competitive standpoint using third-party general industry survey data, which was size-adjusted to reflect the corporate and business unit revenue responsibility of each named executive officer. FW Cook endeavored to identify a peer group of similarly-sized, publicly traded competitors; however, FW Cook determined that a reliable peer group could not be identified.

FW Cook reviewed the following elements of compensation: (i) base salary, (ii) target total cash compensation, which is equal to base salary plus target short-term incentive opportunity (“Target TCC”); and (iii) target total direct compensation, which is Target TCC plus the target long-term incentive opportunity (“Target TDC”).

FW Cook presented to the Compensation Committee an analysis of projected fiscal year 2025 base salary, target short-term incentive opportunities (as a percentage of base salary), Target TCC, annual target long-term incentive awards and annual Target TCD for our named executive officers benchmarked against the 25th, median and 75th percentiles of similar positions in the third-party general industry survey data. This benchmarking analysis reflected that: (i) each of Ms. Elliott and Mr. Demarest was below the market 25th percentile with respect to each of base salary, Target TCC and Target TDC; and (ii) Ms. Sheridan was within the competitive range of the market median with respect to each of base salary, Target TCC and Target TDC.

Based upon the Compensation Committee’s assessment of Mr. Demarest’s overall performance and the Compensation Committee’s evaluation of the benchmarking analysis supplied by FW Cook, the Compensation Committee increased Mr. Demarest’s base salary from $253,200 per year to $280,000 per year, effective fiscal year 2025. This increase aligns Mr. Demarest’s base salary with the market 25th percentile in the third-party general industry survey data presented by FW Cook. In addition, on March 26, 2024, the Compensation Committee granted to Mr. Demarest under the 2021 Plan 25,000 restricted shares of Common Stock, which vest on March 26, 2027.

The Elements of Compensation

Total direct compensation includes cash, in the form of base salary and annual incentives, and long-term equity incentives. The Compensation Committee evaluates the mix between these three elements based on the pay practices of comparable companies.

The Compensation Committee reviews aggregate compensation data for each officer position from comparable companies based primarily on company size, as measured through annual revenue, market capitalization and other financial measures. Although the Compensation Committee also considers other relevant survey data, including that provided by FW Cook, the Compensation Committee particularly focuses on the compensation practices of such comparable companies in considering compensation levels for the Company’s Chief Executive Officer and the other named executive officers. The Compensation Committee considers the opinions and recommendations of the Chief Executive Officer and outside advisers and strives to be fully informed in its determination of the appropriate compensation mix and award levels for the named executive officers. All compensation decisions take into consideration the Compensation Committee’s guiding principles of fairness to employees, retention of talented executives and fostering improved Company performance, which it believes will ultimately benefit the Company’s stockholders. With respect to the named executive officers, the following table and text describe in greater detail the objectives and policies behind the various elements of the compensation mix.

Component	Type	Objectives
Base Salary	Fixed	• Attract and retain executives • Compensate executive for level of responsibility and experience
Annual Incentive Bonus	Variable	• Reward meaningful contributions to the Company’s profitability • Reward achievement of the Company’s annual financial and operational goals • Promote accountability and strategic decision-making
Long-Term Incentive Awards	Variable

•  Align management and stockholder goals by linking management compensation to stock price over extended period

•  Encourage long-term, strategic decision-making

•  Reward achievement of long-term company performance goals

•  Promote accountability

•  Retain key executives

Broad-Based Benefits Programs	Fixed	• Foster the health and well‑being of executives • Attract and retain executives • Reward employee loyalty and long-term service

Base Salary. It is the Company’s philosophy that employees be paid a base salary that is competitive with the salaries paid by comparable organizations based on each employee’s experience, performance and geographic location. Generally, the Company has chosen to position cash compensation at a level to remain competitive in order to attract and retain executive talent. The allocation of total cash between base salary and incentive bonus awards is based on a variety of factors. The Compensation Committee considers a combination of the executive’s performance, the performance of the Company and the individual business or corporate function for which the executive is responsible, the nature and importance of the position and role within the Company, the scope of the executive’s responsibility and the current compensation package in place for the executive, including the executive’s current annual salary and potential bonus awards under the Company’s short-term incentive plan. The Compensation Committee generally evaluates executive salaries annually.

Annual Incentive Bonus. The Company intends to continue its strategy of compensating the named executive officers through programs that emphasize performance-based incentive compensation. The Company’s short-term incentive compensation program is designed to recognize and reward executive officers and other employees who contribute meaningfully to the Company’s profitability and increase in stockholder value.

In general, the funding of the annual incentive bonus pool is dependent upon earnings before interest, taxes, depreciation and amortization (after deducting incentive compensation) of the Company and its subsidiaries. If the plan is fully funded, each named executive officer has the ability to receive the target bonus payout. The percentage of the target bonus actually paid to each named executive officer depends on the goal attainment levels. The threshold level of performance for funding the bonus pool is 90% of target, at which point the annual bonus pool is 5% funded.

For fiscal year 2024, none of the Company or its subsidiaries met the minimum level of the performance target, and, accordingly, no bonuses were paid for fiscal year 2024.

Long-Term Incentive Awards. Long-term incentive awards are the third component of the Company’s total compensation package. The Compensation Committee believes that equity-based compensation ensures that the Company’s officers have a continuing stake in the long-term success of the Company. Accordingly, the Company’s officers and certain other employees may participate in the 2021 Plan which provides for grants of equity incentive awards, including stock options, stock units, stock awards, stock appreciation rights and other stock-based awards. Awards may be granted under the 2021 Plan from time to time until August 20, 2031, unless the 2021 Plan is terminated or replaced prior to that date. The Compensation Committee approves all awards under the 2021 Plan and acts as the administrator of the 2021 Plan.

Award levels under the 2021 Plan are determined based on the compensation practices of comparable companies. Historically, long-term incentive awards have been targeted at the median of the compensation of comparable companies with appropriate adjustments for individual and Company performance, although recent past awards have generally been below market levels. Stock options granted under the 2021 Plan, as well as under the Company’s prior equity compensation plans, vest and become exercisable over terms determined by the Compensation Committee, have a ten-year term and have an exercise price equal to the fair market value of Common Stock on the date of grant; restricted stock awards have been subject to cliff vesting on the first, second, fourth or fifth anniversary of the date of grant. In the case of restricted stock, the shares are held by the Company’s transfer agent in escrow until restrictions lapse and the participant pays taxes on the value of the shares. Participants are entitled to vote their shares and are entitled to any dividends payable on their restricted stock once the vesting restrictions lapse. Restricted stock cannot be sold or transferred until the shares vest. Should a named executive officer leave the Company prior to the completion of the applicable vesting schedule, the unvested portion of the grant is forfeited.

Historically, the determination of whether equity compensation awards will be granted has been made promptly following the preparation of the prior year’s audited financial statements because the awards were made (or not) based upon the Compensation Committee’s assessment of the Company’s overall performance for such period, as well as the Compensation Committee’s assessment of the individual’s overall performance over the same time. The determination of equity awards for fiscal 2025, however, was made in March 2024 in order to better align the timing of this determination with the timing of finalizing the Company’s fiscal 2025 budget. In any event, this determination is generally made considering the totality of the circumstances and not necessarily based on one or more specified performance metrics.

On March 26, 2024, the Compensation Committee granted to Mr. Demarest under the 2021 Plan 25,000 restricted shares of Common Stock, which vest on March 26, 2027.

Broad-Based Benefits Programs. The named executive officers are entitled to participate in the benefits programs that are available to all full-time employees. These benefits include health, dental, vision, disability and life insurance, paid vacation and Company contributions to a 401(k) profit-sharing retirement plan. The Company’s 401(k) plan provides for matching contributions by the Company in an amount equal to 100% of the first 2% of employee compensation deferred, plus 50% of the next 3% of employee compensation deferred. All employees age 18 and older are eligible to participate in the plan after two months of service.

Evaluation of Chief Executive Officer Compensation and Executive Performance

Compensation of Chief Executive Officer. The Compensation Committee meets with the other independent directors each year in an executive session to evaluate the performance of the Company’s Chief Executive Officer. The Compensation Committee does not confer with the Chief Executive Officer or any other members of management when setting the Chief Executive Officer’s base salary. The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the Chief Executive Officer and the other named executive officers.

Compensation of Other Named Executive Officers. The Chief Executive Officer met with the Compensation Committee to review her compensation recommendations for the other named executive officers for fiscal year 2024. She described the findings of her performance evaluation of all such persons and provided the basis of her recommendations with the Compensation Committee, including the scope of each person’s duties, oversight responsibilities and individual objectives and goals against results achieved. In its analysis of the other named executive officers, the Compensation Committee applied the same rationale to this group as it applied when considering the Chief Executive Officer’s base salary.

Administrative Policies and Practices. To evaluate and administer the compensation programs of the Chief Executive Officer and other named executive officers, the Compensation Committee meets periodically each year in conjunction with regularly scheduled Board meetings. The Compensation Committee also holds special meetings and meets telephonically to discuss extraordinary items.

Employment, Severance and Compensation Arrangements

The Company has entered into agreements with each of the named executive officers. A summary of the terms of these agreements is set forth below.

Olivia W. Elliott.  The Company entered into an employment agreement with Ms. Elliott effective as of November 6, 2008, which agreement was amended on June 7, 2022 and was amended and restated as of June 13, 2023. Ms. Elliott serves as the Company’s President and Chief Executive Officer pursuant to the terms of the agreement. The initial term of Ms. Elliott’s agreement expired on November 6, 2009; however, the agreement renews automatically on a daily basis unless either party gives the other party two years’ advance notice of non-renewal.

Ms. Elliott’s agreement provides for an annual salary, subject to annual review and upward adjustment, and cash bonuses based on the Company’s achievement of performance criteria established by its Board, as well as other benefits under programs adopted by the Company from time to time.  Ms. Elliott’s agreement also contains certain restrictive covenants that limit Ms. Elliott’s ability to: (i) compete with the Company through the period of her employment and, in certain circumstances, for up to two years after the termination of the agreement; or (ii) solicit any employee or customer of the Company through the period of Ms. Elliott’s employment and continuing until two years after the termination of the agreement. Additionally, the agreement includes covenants that, during her employment and thereafter, limit Ms. Elliott’s ability to divulge certain confidential information concerning the Company. The agreement also provides Ms. Elliott with certain benefits upon the termination of her employment.  These benefits are discussed under “ — Potential Payments Upon Termination or Change in Control.”

In connection with Ms. Elliott’s appointment as President and Chief Operating Officer: (i) effective January 4, 2021, Ms. Elliott’s salary increased to $325,000 per annum, and she is eligible to receive a target annual cash bonus equal to 60% of her salary; and (ii) on January 4, 2021, the Company granted Ms. Elliott, pursuant to the Company’s 2014 Omnibus Equity Compensation Plan (the “2014 Plan”), an option to purchase 50,000 shares of Common Stock with an exercise price per share equal to the fair market value of the Common Stock on such date, which option vested and became exercisable as to one-half of the underlying shares on January 4, 2022 and vested and became exercisable as to one-half of the underlying shares on January 4, 2023.

In connection with Ms. Elliott’s appointment as Chief Executive Officer: (i) effective March 1, 2022, Ms. Elliott’s salary increased to $400,000 per annum; (ii) on March 1, 2022, the Company granted Ms. Elliott, pursuant to the 2021 Plan, a performance award consisting of 125,000 shares of Common Stock, of which: (a) 50,000 shares shall be earned if the closing price per share of the Common Stock equals or exceeds $8.00 on ten trading days within any period of twenty consecutive trading days prior to March 1, 2027; and (b) 75,000 shares shall be earned if the closing price of the Common Stock equals or exceeds $9.00 on ten trading days within any period of twenty consecutive trading days prior to March 1, 2027.

Craig J. Demarest. The Company entered into an employment agreement with Mr. Demarest effective as of February 22, 2021, pursuant to which Mr. Demarest has agreed to serve as the Company’s Vice President and Chief Financial Officer. The initial term of Mr. Demarest’s agreement expired on February 28, 2022; however, beginning on March 1, 2021, and continuing on the first day of each calendar month thereafter, such term has been and will be extended automatically for one additional calendar month so that the term of Mr. Demarest’s agreement will always be for one full year, unless either party provides notice to the other at any time that the term shall not be further extended and shall terminate at the end of the one-year period following such notice.

Under Mr. Demarest’s agreement, he: (i) will receive a minimum base salary of $237,500, subject to annual review and upward adjustment (which base salary is $280,000 per year effective fiscal year 2025); (ii) commencing with the fiscal year ended April 3, 2022 (“fiscal year 2022”), is eligible to receive a target bonus of up to 40% of his base salary amount and as much as 60% of his base salary amount if certain earnings goals are met; and (iii) is entitled to receive other benefits under programs adopted by the Company from time to time. Upon the execution of the agreement, Mr. Demarest also received a grant of 10,000 shares of Common Stock pursuant to the 2014 Plan, which shares vested on February 22, 2023. Mr. Demarest’s agreement also contains one-year post-employment non-competition provisions, one-year post-employment customer non-solicitation provisions and one-year post-employment employee non-solicitation provisions. The agreement also provides Mr. Demarest with certain benefits upon the termination of his employment. These benefits are discussed under “ — Potential Payments Upon Termination or Change in Control.”

Donna E. Sheridan. NoJo entered into an employment agreement with Ms. Sheridan effective as of January 18, 2019, pursuant to which Ms. Sheridan has agreed to serve as President and Chief Executive Officer of NoJo. The initial term of Ms. Sheridan’s agreement expired on December 31, 2019; however, beginning on February 1, 2019, and continuing on the first day of each calendar month thereafter, the term of the agreement will be extended automatically for one additional calendar month so that such term will always be for one full year, unless either party provides notice to the other at any time that the term shall not be further extended and shall terminate at the end of the one-year period following such notice.

Ms. Sheridan’s agreement provides for an annual salary, subject to annual review and upward adjustment, and cash bonuses based on the Company’s achievement of performance criteria established by the Compensation Committee, as well as other benefits under programs adopted by the Company from time to time. It also contains one-year post-employment non-competition, customer non-solicitation and employee non-solicitation provisions. The agreement also provides Ms. Sheridan with certain benefits upon the termination of her employment. These benefits are discussed under “ — Potential Payments Upon Termination or Change in Control.”

Stock Ownership Guidelines

The Board believes the Company’s Chief Executive Officer and Chief Financial Officer should have a meaningful stake in the ownership of the Company in order to align their interests with those of stockholders. To further that objective, the Board has adopted minimum stock ownership guidelines whereby (i) the Chief Executive Officer is expected to hold, by the end of the fifth anniversary of being appointed, shares of Common Stock having a value equal to not less than two times the Chief Executive Officer’s annual salary; and (ii) the Chief Financial Officer is expected to hold, by the end of the fifth anniversary of being appointed, shares of Common Stock having a value equal to not less than the amount of the Chief Financial Officer’s annual salary. As of the end of fiscal year 2024, each of the Company’s Chief Executive Officer and Chief Financial Officer have met or exceeded, or are in line to meet or exceed, their required ownership levels before their fifth anniversary of being appointed.

Neither the Board nor the Compensation Committee has implemented stock ownership guidelines for other officers. The Compensation Committee, however, continues to periodically review best practices and re-evaluate whether additional stock ownership guidelines are consistent with the compensation philosophy of the Company and with the interests of its stockholders.

Insider Trading Policy

The Board has adopted an Insider Trading Policy which is applicable to Board members and the officers and other employees of the Company and its subsidiaries. Under our Insider Trading Policy, no Board member or any officer or other employee (or any other person designated by the policy or by the Company’s Compliance Officer as subject to the policy) who is aware of material nonpublic information relating to the Company may, directly or indirectly through family members or other persons or entities:

•	Engage in transactions in our securities, except as otherwise specified in the policy;

•	Recommend the purchase or sale of any of our securities;

•

Disclose material nonpublic information about us to other persons, including friends, business associates and investors, unless any such disclosure is made in accordance with our policies regarding the protection, or authorized external disclosure, of such information; or

•	Assist anyone engaged in any of the above activities.

In addition, no Board member or any officer or other employee (or any other person designated by the policy or by the Company’s Compliance Officer as subject to the policy) who, in the course of working for us, learns of material nonpublic information about a company with which we do business, including one of our customers or suppliers, may trade in that company’s securities until the information becomes public or is no longer material.

To further ensure adherence with our Insider Trading Policy, procedures applicable to Board members and our officers have been established for blackout periods with respect to quarterly trading restrictions as well as event-specific trading restriction periods. Our Insider Trading Policy provides guidance as to what constitutes material information and when information becomes public. Our Insider Trading Policy also addresses transactions by family members and controlled entities.

Our Insider Trading Policy prohibits: (i) short-term trading in our securities; (ii) short-selling our securities; (iii) transactions in put options, call options or other derivative securities; (iii) hedging or monetization transactions with respect to our securities; and (iv) holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

Our Insider Trading Policy also provides guidelines on the adoption of Rule 10b5-1 trading plans by Board members and the officers and other employees of the Company and its subsidiaries that are consistent with recently-approved SEC requirements.

Our Insider Trading Policy discusses the consequences of an insider trading violation and additional procedures applicable to Board members and our officers. Our Insider Trading Policy requires all persons subject to Our Insider Trading Policy to provide written certification of their understanding of, and intent to comply with, the policy.

Clawback Policy

The Board adopted a mandatory clawback policy, effective October 2, 2023, as required under the SEC and Nasdaq rules. Under this policy, erroneously awarded incentive compensation paid to executives must be repaid to the Company in the event of an accounting restatement. A copy of the clawback policy has been filed as an exhibit to our Annual Report on Form 10-K for the year ended March 31, 2024, which was filed with the SEC on June 28, 2024.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with the Company’s management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee:

Zenon S. Nie (Chair)
Michael Benstock
Patricia Stensrud

Compensation Tables

Summary Compensation Table

The following table sets forth all compensation paid or accrued during fiscal year 2024 and the fiscal year 2023 to the named executive officers.

Name and Principal Position	Fiscal Year	Salary	Stock Awards		Option Awards		All Other Compensation		Total
Olivia W. Elliott	2024	$400,000	$-		$-		$30,820	(1)	$430,820
President and Chief Executive Officer, former Vice President and Chief Operating Officer	2023	$400,000	$146,250	(2)	$-		$27,865	(3)	$574,115
Craig J. Demarest	2024	$253,200	$184,220	(4)	$9,212	(5)	$24,411	(6)	$471,043
Vice President and Chief Financial Officer	2023	$243,716	$87,750	(2)	$17,959	(7)	$23,778	(8)	$373,203

Donna E. Sheridan	2024	$335,000	$-		$-		$30,828	(9)	$365.826
President and Chief Executive Officer, NoJo	2023	$335,000	$-		$-		$28,656	(10)	$363,656

(1)

Represents amounts paid by the Company on behalf of Ms. Elliott as follows: (i) $19,512 in automobile expenses; and (ii) $11,308 in matching contributions to Ms. Elliott’s account under the Company’s 401(k) retirement savings plan.

(2)

Represents the aggregate grant date fair value of restricted stock and performance shares granted in fiscal year 2023 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 9 to the Company’s audited consolidated financial statements for fiscal year 2023, included in the Company’s Annual Report on Form 10-K filed with the SEC on June 23, 2023.

(3)

Represents amounts paid by the Company on behalf of Ms. Elliott as follows: (i) $16,867 in automobile expenses; and (ii) $10,998 in matching contributions to Ms. Elliott’s account under the Company’s 401(k) retirement savings plan.

(4)

Represents the aggregate grant date fair value of restricted stock granted in fiscal year 2024 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 9 to the Company’s audited consolidated financial statements for fiscal year 2024, included in the Company’s Annual Report on Form 10-K filed with the SEC on June 28, 2024.

(5)

Reflects the aggregate grant date fair value of stock options granted in fiscal year 2024 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 9 to the Company’s audited consolidated financial statements for fiscal year 2024, included in the Company’s Annual Report on Form 10-K filed with the SEC on June 28, 2024.

(6)

Represents amounts paid by the Company on behalf of Mr. Demarest as follows: (i) $15,550 in automobile allowance; and (ii) $8,861 in matching contributions to Mr. Demarest’s account under the Company’s 401(k) retirement savings plan.

(7)

Reflects the aggregate grant date fair value of stock options granted in fiscal year 2023 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 10 to the Company’s audited consolidated financial statements for fiscal year 2023, included in the Company’s Annual Report on Form 10-K filed with the SEC on June 22, 2023.

(8)

Represents amounts paid by the Company on behalf of Mr. Demarest as follows: (i) $13,050 in automobile allowance; and (ii) $10,728 in matching contributions to Mr. Demarest’s account under the Company’s 401(k) retirement savings plan.

(9)

Represents amounts paid by the Company on behalf of Ms. Sheridan as follows: (i) $19,280 in automobile expenses; and (ii) $11,548 in matching contributions to Ms. Sheridan’s account under the Company’s 401(k) retirement savings plan.

(10)

Represents amounts paid by the Company on behalf of Ms. Sheridan as follows: (i) $17,900 in automobile expenses; and (ii) $10,756 in matching contributions to Ms. Sheridan’s account under the Company’s 401(k) retirement savings plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding the outstanding equity awards held by the named executive officers at March 31, 2024, the last day of fiscal year 2024.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (10)
Olivia W. Elliott	50,000	(1)	-		$7.11	1/4/2031	125,000	(2)	$637,500
	29,000	(3)	-		$7.98	6/9/2031	25,000	(4)	$127,500
Craig J. Demarest	10,000	(3)	10,000	(5)	$7.98	6/9/2031	15,000	(4)	$76,500
	10,000	(5)	20,000	(7)	$6.54	6/7/2032	11,000	(6)	$56,100
	--				$5.26	6/21/2033	25,000	(8)	$127,500
Donna E. Sheridan	15,000	(9)	-		$4.76	6/13/2029	62,500	(2)	$318,750
	25,000	(1)	-		$7.11	1/4/2031
	19,000	(3)	-		$7.98	6/9/2031

(1)	Amounts shown are the number of shares underlying the options granted to the named executive officer on January 4, 2021.

(2)

Amount shown is the number of shares underlying a performance-based award granted on March 1, 2022. These shares are earned based upon achievement of stock price hurdles and shares earned will vest in three equal installments beginning on the date earned and on each of the first and second anniversaries of the date earned.

(3)	Amounts shown are the number of shares underlying the options granted to the named executive officer on June 9, 2021.

(4)	Amount shown is the number of shares of unvested stock granted on March 21, 2023. These shares vest on March 21, 2025.

(5)

Amounts shown are the number of shares underlying the options granted to the named executive officer on June 7, 2022. The options vest and become exercisable in equal installments over a two-year period.

(6)	Amount shown is the number of shares of unvested stock granted on August 14, 2023. These shares vest on August 14, 2024.

(7)	Amounts shown are the number of shares underlying the options granted to the named executive officer on June 21, 2023.

(8)	Amount shown is the number of shares of unvested stock granted on March 26, 2024. These shares vest on March 26, 2027.

(9)	Amount shown is the number of shares underlying the options granted to the named executive officer on June 13, 2019.

(10)	Market values shown are based on the closing price of Common Stock of $5.10 per share as of March 31, 2024, as reported on Nasdaq.

Option Exercises and Stock Vested

During the Fiscal Year 2024, our named executive officers did not exercise any stock options and no stock awards held by them vested.

Potential Payments Upon Termination or Change in Control

Each of the applicable agreements between the Company (which, for purposes of this discussion, includes NoJo in the case of Ms. Sheridan’s employment agreement) and the named executive officers requires the Company to make severance payments and provide severance benefits to the executive under certain circumstances if his or her employment with the Company is terminated other than for “cause” or for “good reason” (each as defined in the applicable agreement and discussed under “ – Definitions of Cause and Good Reason”) or upon the executive’s death or disability.

The Compensation Committee has determined that the severance and change in control benefits discussed below are an important part of a competitive overall compensation arrangement for the named executive officers; consistent with the objective of attracting, motivating and retaining highly talented executives and important as a recruitment and retention device. The Compensation Committee also has concluded that change in control benefits, where applicable, help to secure the continued employment and dedication of the applicable named executive officer, mitigate concern that such officer might have regarding such officer’s continued employment prior to or following a change in control and encourage independence and objectivity when considering possible transactions that may be in the best interests of the Company’s stockholders but may possibly result in the termination of such officer’s employment. Finally, the Compensation Committee has concluded that post-termination non-competition and non-solicitation covenants to which the named executive officers have agreed in their employment agreements in consideration for the Company providing the benefits discussed below are highly beneficial to the Company.

The Compensation Committee has determined that the payment or provision of the benefits discussed below is consistent with competitive practices for positions at the level of the named executive officers. The potential amount of such benefits that an executive may receive in the event of a change in control, if any, did not influence the Compensation Committee’s decisions regarding other compensation elements due to the fact that a change in control may never occur during the named executive officer’s term of employment.

Olivia W. Elliott. Under Ms. Elliott’s employment agreement in effect as of the end of fiscal year 2023, if her employment was terminated by the Company without cause or by her for good reason, then she was entitled to payment of the sum of: (i) her salary, perquisites and all other compensation other than bonuses for the greater of the remaining term of her employment agreement and one year; plus (ii) a bonus, which was required to be an amount equal to the highest annual bonus paid or payable to her in respect of any of the immediately preceding three full fiscal years. This amount was payable as well to Ms. Elliott if her agreement was not expressly assumed by an acquirer of the Company, whether by purchase, merger, consolidation or otherwise.

Under Ms. Elliott’s employment agreement as amended and restated on June 14, 2023, if her employment is terminated by the Company without cause or by her for good reason within 60 days after an event that constitutes good reason, then the Company will pay Ms. Elliott an amount equal to two times the sum of: (i) Ms. Elliott’s base salary at the time of termination; plus (ii) the highest annual bonus paid or payable to Ms. Elliott in any of the three full fiscal years ended immediately prior to such termination, including any bonus or portion earned but deferred (and annualized for any fiscal year consisting of less than 12 full months) (such amount, the “Severance Amount”). The Company’s obligation to pay the Severance Amount: (a) will cease upon any breach by Ms. Elliott of the confidentiality provisions or restrictive covenants contained in her agreement; and (b) is subject to Ms. Elliott executing a release agreement within 50 days of such termination and not revoking such release during the revocation period specified therein.

If such termination occurs: (i) during the period beginning on the date of a change in control and ending 365 days after such change in control, then the Severance Amount will be paid in a single lump sum on the first regular payroll date to occur after the 60th day following the date of termination; and (ii) outside such period, then the Severance Amount shall be paid in approximately equal monthly installments during the 24-month period following such termination, commencing on the first regular payroll date to occur after the 60th day following such termination.

In addition, upon termination of her agreement by the Company without cause or by Ms. Elliott for good reason, she shall be entitled to each of the following:

•

For 24 months following such termination, the Company will pay to Ms. Elliott monthly payments for insurance reimbursement equal to the difference between the cost that would be incurred by Ms. Elliott if she and her eligible dependents elected to continue to participate in any Company employee benefit plan under COBRA, minus the amount that Ms. Elliott otherwise would have had to pay for such insurance coverage if she had remained employed by the Company during such period (less withholding for taxes and other similar items). The Company’s obligations to make such payments shall cease: (i) if Ms. Elliott becomes eligible to receive group health benefits under a program of a subsequent employer; or (ii) upon any breach by Ms. Elliott of the restrictive covenants contained in her agreement.

•

Any outstanding equity awards held by Ms. Elliott as of such termination: (i) shall vest with respect to time-based vesting conditions as of such termination; and (ii) shall vest with respect to any performance or other non-time based vesting requirements only to the extent provided in the applicable award agreement.

•

The Company will reimburse Ms. Elliott: (i) up to $20,000 for outplacement services during the 24 months following the termination of her employment; and (ii) up to $20,000 per year for job search expenses for each of: (a) the calendar year in which such termination occurs (or the following year if such termination occurs on or after December 1 of a calendar year); and (b) the calendar year following such year.

•

The Company will pay or provide to Ms. Elliott any other amounts or benefits required to be paid or provided, or which Ms. Elliott is eligible to receive, under any plan, program, policy or practice or agreement of the Company, including expense reimbursements and accrued but unused vacation.

Craig J. Demarest. Under Mr. Demarest’s employment agreement, if Mr. Demarest’s employment is terminated by the Company without cause or by him for good reason, then then the Company will: (i) continue to pay Mr. Demarest in equal installments for 12 months, in accordance with the Company’s normal payroll practices and cycles, an amount totaling the sum of his annual base salary as then in effect, plus the highest annual bonus paid or payable to him in respect of any of the three full fiscal years ended immediately prior to the date of his termination; and (ii) pay to Mr. Demarest all salary accrued through the date of the termination, plus credit for any vacation earned but not taken, and any bonus earned for the prior fiscal year but not yet paid, as of the date of termination. In all other instances of termination of Mr. Demarest’s employment, including by the Company for cause, by Mr. Demarest without good reason or by reason of Mr. Demarest’s retirement, death or incapacity, the Company will pay to Mr. Demarest all salary accrued through the date of the termination, plus credit for any vacation earned but not taken or paid through the date of termination.

Donna Sheridan. Under Ms. Sheridan’s employment agreement, if Ms. Sheridan’s employment is terminated by NoJo without cause or by her for good reason, then she is entitled to payment of: (i) any accrued but unpaid salary through the end of the calendar month in which such termination occurs plus credit for any vacation earned but not taken, plus any bonus earned at the end of the prior fiscal year that has not been paid by the date of termination; and (ii) equal installment payments in accordance with normal payroll practices, which are in the aggregate equal to the sum of (a) her salary (at the rate in in effect as of the date of termination) and (b) the highest annual bonus paid or payable to her in respect of any of the three full fiscal years ended immediately prior to the date of termination.

Definitions of Cause and Good Reason. For purposes of Ms. Elliott’s agreement, a termination of employment is for “cause” if she has been convicted of a felony or if the termination is evidenced by a resolution adopted in good faith by a majority of the Board that she: (i) intentionally and continually failed substantially to perform her reasonably assigned duties for a period of at least thirty days after a written notice of demand for substantial performance has been delivered to her; or (ii) intentionally engaged in illegal conduct or gross misconduct which results in material economic harm to the Company.

For purposes of each of Mr. Demarest’s agreement and Ms. Sheridan’s agreement, “cause” exists if the executive: (i) is convicted of, pleads guilty or nolo contendere to, or confesses to any felony or any act of fraud, misappropriation, misrepresentation or embezzlement; (ii) has engaged in any dishonest act to the material damage or prejudice to the Company or its subsidiaries or in any conduct materially damaging to their property, business or reputation; (iii) has engaged in habitual substance abuse; (iv) breaches the terms of his or her agreement and fails, after notice, to timely cure such breach; (v) violates any rule, regulation or policy of the Company and fails, after notice, to timely cure such violation; or (vi) willfully and continually fails to substantially perform his or her duties and, fails, after notice, to timely cure such failure.

For purposes of Ms. Elliott’s agreement, “good reason” means a good faith determination by her that, without her consent, any one or more of the following events or conditions has occurred:

•

The assignment to her of any duties inconsistent with her position (including, without limitation, status, title and reporting requirements), authority, duties or responsibilities or any other action by the Company that results in a material diminution in her position, authority, duties or responsibilities;

•	A material reduction by the Company of her base salary as the same may be increased from time to time;

•	The Company requiring her to be based anywhere other than within 50 miles of her job location, except for reasonably required travel;

•	Any purported termination of her employment for cause by the Company which does not comply with the specified provisions governing a termination for cause;

•	Any breach by the Company of any material provision of her agreement.

For purposes of each of Mr. Demarest’s agreement and Ms. Sheridan’s agreement, “good reason” exists if, without the executive’s consent: (i) he or she is required to relocate or otherwise establish his or her principal daily work location more than 50 miles from his or her current principal work location (other than a change in such location to a location closer to his or her home residence); (ii) there is a material diminution in his or her authority, duties or responsibilities; or (iii) the employer (either the Company or NoJo) materially breaches the employment agreement.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the compensation of the named executive officers (“NEOs”) and certain measures of the Company’s financial performance. Further information about our pay-for-performance philosophy and how we align executive compensation with our performance is provided under “Executive Compensation – Compensation Discussion and Analysis.”

The Compensation Committee did not consider the information in this “Pay Versus Performance” section in making its pay decisions for any of the fiscal years shown below. Pursuant to SEC rules, the information in this “Pay Versus Performance” section shall not be deemed to be incorporated by reference into any filing made by the Company with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, unless expressly incorporated by specific reference into such filing.

Pay Versus Performance Table

The table below reflects compensation of the Company’s principal executive officer (“PEO”), who is the Company’s Chief Executive Officer, and the average compensation of the Company’s non-PEO NEOs, during fiscal years 2024, 2023 and 2022, both as reported in the “Total” column set forth in the “Summary Compensation Table” (the “SCT”) under “Executive Compensation – Summary Compensation Tables – Summary Compensation Table,” and with certain adjustments to reflect the “Compensation Actually Paid”, as defined under SEC rules. In addition, the table below provides the Company’s cumulative total shareholder return (“TSR”) and net income.

	Summary Compensation Table Total for PEO(1)(3) ($)		Compensation Actually Paid to PEO(1)(5)(6) ($)		Average Summary Compensation Table Total	Average Compensation Actually Paid to	Value of Initial Fixed $100 Investment Based on Total
Fiscal Year	Olivia W. Elliott	E. Randall Chestnut	Oliva W. Elliott	E. Randall Chestnut	for Non-PEO NEOs(2)(4) ($)	Non-PEO NEOs(2)(5)(7) ($)	Shareholder Return(8) ($)	Net Income ($ Thousands)
2024	$430,820	$0	$136,438	$0	$418,436	$344,831	$77.86	$4,894
2023	$574,115	$0	$480,560	$0	$368,430	$343,058	$82.76	$5,650
2022	$1,350,900	$299,929	$1,199,972	$292,144	$656,811	$609,213	$88.50	$9,918

(1)

During fiscal years 2024 and 2023, the PEO was Olivia W. Elliott. During fiscal year 2022, the PEOs were Ms. Elliott (who commenced serving as the Chief Executive Officer on March 1, 2022) and E. Randall Chestnut (who served as the Chief Executive Officer until March 1, 2022).

(2)	During fiscal years 2024, 2023 and 2022, the non-PEO NEOs consisted of Mr. Demarest and Ms. Sheridan.

(3)	Represents the total compensation of the PEOs, as reported in the “Total” column of the SCT for the fiscal years presented.

(4)	Represents the average of the total compensation of each of the non-PEO NEOs, as reported in the “Total” column of the SCT for the fiscal years presented.

(5)

The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S‐K and do not reflect compensation actually earned, realized or received by the NEOs. Equity values are calculated in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

(6)

The table below sets forth the adjustments made to the total compensation of the PEOs, as reported in the “Total” column of the SCT for the fiscal years presented, to determine the Compensation Actually Paid to the PEOs for each fiscal year presented.

Adjustments to Determine Compensation Actually Paid to PEOs	Fiscal Year 2024 Ms. Elliott	Fiscal Year 2023 Ms. Elliott	Fiscal Year 2022 Ms. Elliott	Fiscal Year 2022 Mr. Chestnut
“Total” column as reported in SCT	$430,820	$574,115	$1,350,900	$299,929
Deduction for amounts reported under the “Stock Awards” column in the SCT	$-	$(146,250)	$(628,950)	$(60,000)
Deduction for amounts reported under the “Option Awards” column in the SCT	$-	$-	$(46,551)	$-
Increase for fair value of awards granted during the year that remain unvested as of year end	$-	$144,000	$575,102	$52,215
Increase for fair value of awards granted during year that vest during year	$-	$-	$-	$-
Increase/deduction for change in fair value from prior year end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	$(291,000)	$(81,934)	$(38,915)	$-
Increase/deduction for change in fair value from prior year end to vesting date of awards granted prior to year that vested during year	$(3,382)	$(10,171)	$(18,314)	$-
Deduction of fair value of awards granted prior to year that were forfeited during year	$-	$-	$-	$-
Increase based upon incremental fair value of awards modified during year	$-	$-	$-	$-
Increase based on dividends or other earnings paid during year prior to vesting date of award	$-	$800	$6,700	$-
Compensation Actually Paid to PEO	$136,438	$480,560	$1,199,972	$292,144

(7)

The table below sets forth the adjustments made to the average total compensation of the non-PEO NEOs, as reported in the “Total” column of the SCT for the fiscal years presented, to determine the average Compensation Actually Paid to the non-PEO NEOs for each fiscal year presented.

Reconciliation of Non-PEO NEOs SCT Total and Compensation Actually Paid	Fiscal Year 2024	Fiscal Year 2023	Fiscal Year 2022
Average “Total” column as reported in SCT	$418,436	$368,430	$656,811
Deduction for amounts reported under the “Stock Awards” column in the SCT	$(92,110)	$(43,875)	$(167,212)
Deduction for amounts reported under the “Option Awards” column in the SCT	$(4,606)	$(8,980)	$(23,275)
Increase for fair value of awards granted during the year that remain unvested as of year end	$101,490	$53,321	$159,301
Increase for fair value of awards granted during year that vest during year	$-	$-	$-
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	$(75,181)	$(21,530)	$(18,579)
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year	$(3,198)	$(6,308)	$(4,533)
Deduction of fair value of awards granted prior to year that were forfeited during year	$-	$-	$-
Increase based upon incremental fair value of awards modified during year	$-	$-	$-
Increase based on dividends or other earnings paid during year prior to vesting date of award	$-	$2,000	$6,700
Average Compensation Actually Paid to Non-PEO NEOs	$344,831	$343,058	$609,213

(8)

Assumes $100 invested in the Common Stock on March 28, 2021, and reinvestment of all dividends. TSR for fiscal year 2022 is for that year only. TSR for fiscal year 2023 is a two-year return from March 28, 2021 through April 2, 2023. TSR for fiscal year 2024 is a three-year return from March 28, 2021 through March 31, 2024.

Description of Relationship Between Compensation Actually Paid and Total Shareholder Return

The following chart sets forth the relationship between Compensation Actually Paid to the PEOs, the average of Compensation Actually Paid to the Non-PEO NEOs and the Company’s cumulative TSR over the three most recently completed fiscal years.

Description of Relationship Between Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to the PEOs, the average of Compensation Actually Paid to the Non-PEO NEOs and the Company’s net income during each of the three most recently completed fiscal years.

PROPOSAL 2 – APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Overview

Pursuant to Section 14A of the Exchange Act, which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the related rules of the SEC, stockholders of the Company are being asked to provide advisory approval of the compensation of the Company’s named executive officers, as it has been described in the “Executive Compensation” section of this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this Proxy Statement. While this vote is advisory and not binding on the Company, it will provide the Company with information regarding investor sentiment about its executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of fiscal year 2025 and beyond.

At our Annual Meeting of Stockholders held in 2019, the stockholders voted, on an advisory basis, on the frequency of holding future advisory votes on the compensation of the Company’s named executive officers. After considering the results of that vote, the Board determined to include a say-on-pay proposal in the Company’s proxy materials every year until the next required advisory vote on the frequency of stockholder advisory votes on named executive officer compensation.

As described in detail under “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation programs are designed to attract, motivate and retain the named executive officers, each of whom is critical to the Company’s success. Under these programs, the named executive officers are rewarded for the achievement of specific annual, long-term, strategic and corporate goals and the realization of increased stockholder value. Stockholders are encouraged to read the “Executive Compensation” section for additional details about the Company’s executive compensation programs, including information about the compensation of the named executive officers for fiscal year 2024.

This say-on-pay proposal gives stockholders the opportunity to endorse or not endorse the overall executive compensation program as described in this Proxy Statement by voting for or against the following resolution:

“RESOLVED, that the Company’s stockholders approve the compensation of the named executive officers as described in this Proxy Statement under “Executive Compensation”, including the Compensation Discussion and Analysis, the compensation tables and related material.”

The vote by the stockholders will be a non-binding, advisory vote, meaning that the voting results will not be binding on the Company, the Board or the Compensation Committee or overrule or affect any previous action or decision by the Board or the Compensation Committee or any compensation previously paid or awarded. However, the Board and the Compensation Committee will take the voting results into account when determining executive compensation matters in the future.

Recommendation of the Board of Directors

The Board unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as described in this Proxy Statement. Proxies will be voted “FOR” the approval of the compensation of our named executive officers unless otherwise specified.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is comprised of three directors, all of whom are independent, as defined by the listing standards of Nasdaq. The Board has determined that Donald Ratajczak is an Audit Committee financial expert within the meaning of regulations adopted by the SEC because of his accounting and related financial management expertise and experience. The Audit Committee has adopted a formal, written charter, which has been approved by the full Board and which specifies the scope of the Audit Committee’s responsibilities and how it should carry them out. The complete text of the Audit Committee charter is available on the Company’s website at www.crowncrafts.com.

The Audit Committee oversees the Company’s financial reporting process and internal control structure on behalf of the Board. Management is responsible for the preparation, presentation and integrity of the financial statements and the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for expressing an opinion as to the conformity of the Company’s consolidated financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with the Company’s management the audited financial statements of the Company for the fiscal year ended March 31, 2024. The Audit Committee has discussed with KPMG, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, KPMG has provided the Audit Committee with the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG the firm’s independence from management and the Company.

Based on the aforementioned review and discussions with management and KPMG, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024.

This report has been submitted by the Audit Committee.

Donald Ratajczak (Chair) Michael Benstock Patricia Stensrud

The Report of the Audit Committee is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

KPMG currently serves as the Company’s independent registered public accounting firm and conducted the audit of the Company’s consolidated financial statements for fiscal years 2024 and 2023. Although appointment of the independent registered public accounting firm of the Company is not required to be submitted to a vote of the stockholders of the Company for ratification under the laws of Delaware, the Audit Committee has recommended that the Board submit this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, then the Audit Committee of the Board will reconsider whether to retain KPMG and may retain that firm or another independent registered public accounting firm without resubmitting the matter to the stockholders of the Company for their approval. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of KPMG are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees and Services of Independent Registered Public Accounting Firm

The following is a summary of the fees billed to the Company by KPMG for professional services rendered during the fiscal years 2024 and 2023:

Fee Category	Fiscal 2024 Fees	Fiscal 2023 Fees
Audit Fees(1)	$378,235	$291,623
Audit-Related Fees(2)	$-	$-
Tax Fees(3)	$159,122	$117,094
All Other Fees(4)	$-	$-
Total Fees	$537,357	$408,717

(1)

Audit fees consist of fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by such accountants in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. There were no audit-related fees billed to the Company by KPMG in fiscal years 2024 or 2023.

(3)

Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance and customs and duties tax planning.

(4)

Other fees consist of fees for products and services other than the services reported above. There were no fees billed to the Company by KPMG in fiscal years 2024 or 2023 that are not included in the above classifications.

Pre-Approval Policies and Procedures

All services provided by KPMG are subject to pre-approval by the Audit Committee. Pre-approval may be provided for specific categories of services, limited to a specified budget amount, and may generally be given for up to one year. Before granting approval for additional services, or on a case-by-case basis as determined by the Audit Committee, the Audit Committee will require: (i) a detailed description of the proposed service; (ii) a statement from management as to why they believe KPMG is best qualified to perform the service; and (iii) an estimate of the fees to be incurred. Before granting its approval, the Audit Committee gives due consideration to whether approval of the relevant service will have a detrimental impact on the independence of KPMG.

All fees of KPMG in the preceding table were approved in accordance with the Audit Committee’s pre-approval policies and procedures.

Recommendation of the Board of Directors

The Board unanimously recommends a vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending March 30, 2025. Proxies will be voted “FOR” the appointment of KPMG as our independent registered public accounting firm unless otherwise specified.

STOCK OWNERSHIP INFORMATION

Stock Ownership of Directors, Executive Officers and Certain Beneficial Owners

The following table sets forth certain information, based upon publicly filed documents, regarding the number and percentage of shares of Common Stock that are deemed to be “beneficially owned” under the rules of the SEC, as of the Record Date, by: (i) each director of the Company; (ii) each nominee for election as a director; (iii) the named executive officers of the Company named in the “Summary Compensation Table” included elsewhere herein; (iv) all executive officers and directors as a group; and (v) all persons known to the Company who may be deemed beneficial owners of more than 5% of the outstanding shares of Common Stock.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Outstanding Shares(2)

Olivia W. Elliott(3)	252,762	2.4%
Donald Ratajczak	235,282	2.3%
Zenon S. Nie(4)	229,214	2.2%
Michael Benstock	15,103	*
Patricia Stensrud	99,601	1.0%
Donna E. Sheridan(5)	83,570	*
Craig J. Demarest (6)	107,735	1.0%
All Executive Officers and Directors as a group (seven persons)	1,023,267	9.9%

* Less than 1%.

(1)

Under the rules of the SEC, the determination of “beneficial ownership” is based upon Rule 13d-3 under the Exchange Act. Under this rule, shares will be deemed to be “beneficially owned” where a person has, either solely or with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition, of shares, or where a person has the right to acquire any such power within sixty days after the date such beneficial ownership is determined. Except as otherwise specified, each beneficial owner has sole beneficial voting and investment discretion with respect to all shares of Common Stock indicated.

(2)	Percentage calculated based on 10,310,719 shares of Common Stock outstanding as of the Record Date.

(3)	Includes 172,762 shares owned individually by Ms. Elliott and 1,000 shares owned by her husband; and options to purchase 79,000 shares of Common Stock.

(4)	Includes 55,103 shares owned individually by Mr. Nie and 174,111 shares owned by his wife.

(5)	Includes 24,570 shares owned individually by Ms. Sheridan and options to purchase 59,000 shares of Common Stock.

(6)	Includes 57,735 shares owned individually by Mr. Demarest and options to purchase 50,000 shares of Common Stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons, the Company believes that since April 3, 2023, its officers, directors and greater than 10% beneficial stockholders timely complied with all applicable Section 16(a) filing requirements, except that:

•

a Form 4 for Mr. Demarest, which reported a grant made to him on August 14, 2023 of 11,000 shares of restricted Common Stock under the 2021 Plan, was filed after its filing deadline and not filed until August 18, 2023;

•

a Form 4 for Dr. Ratajczak, which reported a grant made to him on August 15, 2023 of 15,103 shares of restricted Common Stock under the 2021 Plan, was filed on August 17, 2023, but incorrectly reported the number of shares of Common Stock beneficially owned by him following the reported transaction, and an amendment to such Form 4 was filed on August 21, 2023 to correct the number of shares of Common Stock beneficially owned by him following the reported transaction; and

•	a Form 4 for Dr. Ratajczak, which reported a purchase by him on November 16, 2023 of 1,477 shares of Common Stock, was filed after its filing deadline and not filed until November 21, 2023.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s written related party transactions policy provides that we will only enter into or ratify a transaction with a related party when the Board, acting through the Audit Committee, determines that the transaction is in the best interests of the Company and its stockholders.

For purposes of the policy, a “related party” means:

•	An executive officer;

•	A member of the Board (or a nominee to the Board);

•	Any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; or

•	Any immediate family member of any of the persons listed above and any person (other than a tenant or employee) sharing the household of such persons.

A “related party transaction,” for purposes of the policy, includes any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which: (i) the Company or any of its subsidiaries is or will be a participant, (ii) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year and (iii) any related party has or will have a direct or indirect interest.

We review all known relationships and transactions in which the Company and our directors, executive officers and significant stockholders or their immediate family members are participants to determine whether such persons have a direct or indirect interest. Our Corporate Secretary is primarily responsible for developing and implementing processes to obtain information regarding our directors, executive officers and significant stockholders with respect to related party transactions. In addition, the Company’s directors, nominees for director and executive officers are required to notify us of any potential related party transactions and provide us with information regarding such transactions. If our Corporate Secretary determines that a transaction is a related party transaction, then the Audit Committee must review the transaction at its next regularly scheduled meeting and either approve or disapprove the transaction. If our Corporate Secretary determines that it is impractical or undesirable to wait until the next regularly scheduled committee meeting for the Audit Committee to review the transaction, then the Audit Committee Chair approve the transaction and report such approval (and the rationale for such approval) to the Audit Committee at its next regularly scheduled meeting.

In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account all of the relevant facts and circumstances available to it, including, among any other factors it deems appropriate:

•	whether the transaction was undertaken in the ordinary course of business of the Company;

•	whether the transaction was initiated by the Company, a subsidiary or the related party;

•	whether the transaction is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the Company of, the transaction;

•	the approximate dollar value of the amount involved in the transaction, particularly as it relates to the related party;

•	the related party’s interest in the transaction; and

•	any other information regarding the transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.

Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval of the transaction.

If a related party transaction will be ongoing, the Audit Committee may establish guidelines for the Company to follow in its ongoing dealings with the related party. Thereafter, the Audit Committee, on at least an annual basis, will review and assess ongoing relationships with the related party to monitor compliance with the Audit Committee’s guidelines and to determine whether the related party transaction remains appropriate.

ADDITIONAL INFORMATION

Other Matters

The Board does not contemplate bringing before the Annual Meeting any matter other than those specified in the accompanying Notice of 2024 Annual Meeting of Stockholders, nor does it have information that other matters will be presented at the Annual Meeting. If other matters come before the Annual Meeting, then signed proxies will be voted upon such questions in the discretion of the persons acting under the proxies.

Stockholder Proposals and Director Nominations for the 2025 Annual Meeting

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the 2025 Annual Meeting may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in our proxy statement, stockholder proposals must be received no later than February 28, 2025 and must comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2025 Annual Meeting by more than 30 days from the anniversary of this year’s Annual Meeting, then stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2025 Annual Meeting. Proposals should be sent to the attention of the Corporate Secretary, Crown Crafts, Inc., 916 S. Burnside Avenue, Third Floor, Gonzales, Louisiana 70737.

Requirements for Director Nominations and Stockholder Proposals Not Intended for Inclusion in Proxy Materials

Section 2.13 of the Company’s bylaws governs the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of stockholders, but which are not included in our proxy statement for that meeting. Under Section 2.13 of the Company’s bylaws, nominations for director or other business proposals to be addressed at our 2025 Annual Meeting may be made by a stockholder entitled to vote who has delivered a notice to our Corporate Secretary at the address indicated above no later than the close of business on February 28, 2025, and no earlier than the close of business on January 29, 2025. This notice must contain the information required by Section 2.13 of the Company’s bylaws, including information concerning the nominee or proposal, as the case may be, and information about the proposing stockholder’s ownership of and agreements related to our stock. In the event that the 2025 Annual Meeting is called for a date that is not within 30 days of August 13, 2025, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth day following the earlier of: (i) the day on which notice of the date of the 2025 Annual Meeting was mailed or given to stockholders; and (ii) the day on which public announcement of the 2025 Annual Meeting is made.

In addition to satisfying the advance notice requirements under the Company’s bylaws, stockholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act. We will not entertain any director nominations or stockholder proposals at the 2025 Annual Meeting that do not meet the requirements set forth in the Company’s bylaws.

The Company’s Bylaws are posted on are posted on the Company’s website at www.crowncrafts.com A copy of the Company’s bylaw also will be provided upon request to our Corporate Secretary at the address above.

Where You Can Find More Information

The Company is delivering with this Proxy Statement a copy of its 2024 Annual Report. The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Upon receipt of a written request, the Company will, without charge, provide any stockholder a copy of the 2024 Annual Report, including financial statements and the footnotes thereto. Copies of exhibits to the annual report are also available upon specific request and payment of a reasonable charge for reproduction. Such requests should be directed to our Corporate Secretary at Crown Crafts, Inc., P.O. Box 1028, Gonzales, Louisiana 70707, Attn.: Corporate Secretary.

CrownCrafts™

CROWN CRAFTS, INC.
ATTN: CRAIG DEMAREST
P.O. BOX 1028
GONZALES, LA 70737

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V52121-P14607 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CROWN CRAFTS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class II Directors - Terms expiring at the 2027 Annual Meeting of Stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Zenon S. Nie
02) Michael Benstock

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: The proxies are authorized to vote on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof, in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10K Wrap are available at www.proxyvote.com.

V52122-P14607

CROWN CRAFTS, INC.
2024 Annual Meeting of Stockholders
August 13, 2024 10:00 AM CDT
This proxy is solicited on behalf of the Board of Directors.

The undersigned, having received the Notice of 2024 Annual Meeting of Stockholders and Proxy Statement dated June 28, 2024, revoking any proxy previously given, hereby appoint(s) Zenon S. Nie and Craig J. Demarest as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated on the reverse side, all shares of Series A common stock of Crown Crafts, Inc. (the "Company") which the undersigned is entitled to vote at the 2024 Annual Meeting of Stockholders to be held on August 13, 2024, at the Company's executive offices, located at 916 South Burnside Avenue, Gonzales, Louisiana 70737, at 10:00 a.m., Central Daylight Time, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE DIRECTOR NOMINEES NAMED ON THE REVERSE SIDE, "FOR" PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS.

Continued and to be signed on reverse side